UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Jones Apparel Group, Inc.
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JONES APPAREL GROUP, INC.
1411 BROADWAY
NEW YORK, NEW YORK 10018
_________________

April __, 2010

Dear Fellow Stockholder:

Our 2010 Annual Meeting of Stockholders will be held on May 19, 2010 at 9:30 a.m. at JPMorgan Conference Centers at 383 Madison Avenue, Second Floor Auditorium, New York, New York, and we look forward to your attending, either in person or by proxy.

The enclosed notice of meeting and proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about the business we will conduct at the meeting and provides information about the Company. I encourage you to read the proxy statement carefully. Also included with the proxy statement is a copy of our Annual Report.

Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give your voting instructions using the means described on page 1 of the proxy statement, so that you can be sure that your shares will be voted as you direct, even if you can't attend the meeting. If you would like to attend the meeting, please see the instructions on page __.

Sincerely, Wesley R. Card Chief Executive Officer

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TABLE OF CONTENTS

Page
Notice of Annual Meeting of Stockholders	ii
Who Can Vote	1
How You Can Vote	1
Required Votes
Security Ownership of Certain Beneficial Owners
Item 1. Election of Nominees for Director
Corporate Governance
Independence of Directors
Board Leadership
Executive_Sessions
Board Oversight of Risk
Board Structure and Committee Composition
Director Nomination Process
Stockholder Nominees
Identifying and Evaluating Nominees for Director
Communications with the Board or the Presiding Director
Policy with Respect to Related Person Transactions
Director Compensation and Stock Ownership Guidelines
Audit Committee Report
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
2009 Summary Compensation Table
Grants of Plan-Based Awards in 2009
Outstanding Equity Awards at December 31, 2009
Option Exercises and Stock Vested in 2009
2009 Nonqualified Deferred Compensation
Employment and Compensation Arrangements
Potential Payments and Benefits Upon Termination of Employment
Section 16(a) Beneficial Ownership Reporting Compliance
Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants
Item 3. Advisory Resolution to Ratify the Compensation of the Named Executive Officers
Fees Paid to Independent Registered Public Accountants
Submission of Stockholder Proposals and Nominations
Other Matters
How to Attend the Annual Meeting
Annex A - Director Independence Standards

_________________

DEFINITIONS

        As used in this proxy statement, unless the context requires otherwise, "the Company," "Jones," "our" and "we" means Jones Apparel Group, Inc. and consolidated subsidiaries, "SEC" means the United States Securities and Exchange Commission, "FASB" means the Financial Accounting Standards Board" and "ASC" means the "FASB Accounting Standards CodificationTM."

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JONES APPAREL GROUP, INC.
 1411 BROADWAY
NEW YORK, NEW YORK 10018

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2010

        NOTICE IS HEREBY GIVEN that our annual meeting of stockholders will be held on May 19, 2010 at 9:30 a.m. at JPMorgan Conference Centers at 383 Madison Avenue, Second Floor Auditorium, New York, New York. The purpose of the meeting is to vote on the following matters:

  Election of the ten nominees for director named in our proxy statement;

  Ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for 2010; and

  An advisory resolution to ratify the compensation of the named executive officers.

        The close of business on March 23, 2010 has been fixed as the record date. Only stockholders of record at the close of business on that date can vote at the annual meeting.

        Please refer to page 1 of the proxy statement for information about voting procedures. If you would like to attend the meeting, please see the instructions on page __ of the proxy statement.

By Order of the Board of Directors Wesley R. Card Chief Executive Officer

Dated: April __, 2010

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting
to be Held on May 19, 2010

        Copies of this proxy statement, form of proxy card and our annual report to shareholders are available at the home page of our website, www.jonesapparel.com. For information about attending the shareholder meeting and voting in person, please see "How to Attend the Annual Meeting." The Board of Directors' recommendations regarding the matters intended to be acted on at the meeting listed in 1, 2 and 3 above can be found with the description of those matters in this proxy statement. In summary, the Board recommends a vote FOR each of the ten nominees for director, FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for 2010 and FOR the advisory resolution to ratify the compensation of the named executive officers.

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PROXY STATEMENT

JONES APPAREL GROUP, INC.
1411 Broadway
New York, New York 10018

ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors is soliciting proxies to be used at our annual meeting of stockholders to be held on May 19, 2010 at 9:30 a.m. at JPMorgan Conference Centers at 383 Madison Avenue, Second Floor Auditorium, New York, New York. This proxy statement and the proxies solicited by this proxy statement will be sent to stockholders on or about April __, 2010. The Annual Report to our stockholders for the year ended December 31, 2009 accompanies this proxy statement.

Who Can Vote

        At the close of business on March 23, 2010, _________ shares of our common stock were outstanding and eligible for voting at the annual meeting. Each stockholder of record has one vote for each share of common stock held on all matters to come before the meeting. Only stockholders of record at the close of business on March 23, 2010 are entitled to notice of and to vote at the annual meeting.

How You Can Vote

        If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon, you are the holder of record of those shares, and we are sending these proxy materials directly to you. If you return your properly signed proxy before the annual meeting, we will vote your shares as you direct. If you are a Jones employee holding restricted shares granted to you under the Company's 1999 Stock Incentive Plan or 2009 Long Term Incentive Plan and have a Company-issued e-mail account, an e-mail has been sent to you with instructions for voting those shares online. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that event, the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record as to how to vote your shares by following the instructions provided to you with the proxy materials.

        Under the rules of the SEC, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" from voting on each of the proposals. You can specify on your proxy whether your shares should be voted for or against each of the nominees for director or whether you abstain from voting on any nominee. You can also specify whether you approve or disapprove of or abstain from the ratification of BDO Seidman, LLP to be our independent registered public accountants for 2010 or the advisory resolution to ratify the compensation of the named executive officers. If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Nominees for Directors" below, "FOR" the ratification of BDO Seidman, LLP to be our independent registered public accountants for 2010 and "FOR" the advisory resolution to ratify the compensation of the named executive officers.

        If you are the stockholder of record, you may revoke your proxy at any time prior to its use, by voting in person by ballot at the annual meeting, by executing a later-dated proxy or, if you voted

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electronically, by your subsequent vote online, or by submitting a written notice of revocation to the Secretary of Jones at our office at the above address or at the annual meeting. If you are a beneficial owner of the shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. If you wish to vote your shares at the annual meeting, you must obtain a valid proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot at the meeting.

Required Votes

        Pennsylvania law and our by-laws require the presence of a "quorum" for the annual meeting. A quorum is defined as the presence, either in person or represented by proxy, of the holders of a majority of the votes which could be cast in the election or on a proposal. Abstentions and "broker nonvotes," or proxies submitted by brokers which do not indicate a vote for some of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (when such instructions are required by New York Stock Exchange Rules), will be counted in determining whether a quorum has been reached for the transaction of business at the annual meeting.

        Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Each of the proposals must be approved by a majority of votes cast on the proposal by all stockholders entitled to vote on the proposal. With respect to the election of directors, this means that a nominee will be elected to the Board of Directors if he or she receives more "FOR" votes than "AGAINST" votes. Abstentions will have no effect on the vote for directors or Proposals 2 and 3.

Security Ownership of Certain Beneficial Owners

        The information contained herein has been obtained from our records or from information furnished directly by the individual or entity to us.

        The table below shows, as of March 23, 2010, how much of our common stock was owned by each of our directors, nominees, executive officers named in the 2009 Summary Compensation Table in this proxy statement (the "named executive officers"), each person known to us to own 5% or more of our common stock (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) and all of our current directors and executive officers, as a group.

Name	Number of Shares Owned (1)	Rights to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Shares
Wesley R. Card	(4)			%
Sidney Kimmel	(5)			%
Matthew H. Kamens				*
J. Robert Kerrey				*
Ann N. Reese				*
Gerald C. Crotty				*
Lowell W. Robinson				*
Donna F. Zarcone				*
Robert L. Mettler				*
Margaret H. Georgiadis				*

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Name	Number of Shares Owned (1)		Rights to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Shares
John T. McClain					*
Andrew Cohen					*
Ira M. Dansky					*
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	9,613,761	(6)	-		-%
Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	7,556,994	(7)	-		-%
Black Rock, Inc. 40 East 52nd St. NEw York, NY 10022	5,894,625	(8)	-		-%
LSV Asset Management 1 N. Wacker Drive, Suite 4000 Chicago, IL 60606	4,404,492	(9)	-		-%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	4,321,773	(10)	-		-%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	4,309,648	(11)	-		-%
All directors and current executive officers as a group (15 persons)					%
___________________
*	Less than one percent.
(1)	Includes shares for which the named person has either sole or shared voting and investment power. Excludes shares of restricted stock and shares that can be acquired through the exercise of options. Also excludes "share units" (i.e., phantom stock) under our Deferred Compensation Plan for Outside Directors. Under that plan, non-management directors can elect to have the value of deferred amounts of all or a portion of their annual retainer and meeting attendance fees paid out based on an assumed investment in our Common Stock. The participants making that election do not have any right to vote or to receive Common Stock in connection with the assumed investments of the deferred amounts, and they are ultimately paid out in cash, but the assumed investments do represent an economic interest in our Common Stock. Such accounts are credited with additional share units for cash dividends paid on our Common Stock. The following share units have been credited to the following directors under the plan as of March 23, 2010: Mr. Kerrey, ___ share units and Mr. Crotty, ___ share units. See footnote 2 to the 2009 Director Compensation table in this proxy statement.

(2)	Shares that can be acquired through stock options exercisable through May 22, 2010.
(3)	Shares subject to a vesting schedule and other restrictions as to which the named individual has voting power.
(4)	[All] [______] shares are pledged under a margin account.
(5)	Represents shares held by the Sidney Kimmel Revocable Indenture of Trust.
(6)	Based solely upon information reported in Amendment No. 7 to Schedule 13G, filed with the SEC on February 12, 2010, reporting beneficial ownership as of December 31, 2009 by AXA Financial, Inc., by AXA and by AXA Assurances

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I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle as a group. According to the filing, a majority of the shares reported are held by unaffiliated third-party client accounts managed by AllianceBernstein L. P. Management L.P., as investment adviser, which is a subsidiary of AXA Financial, Inc. AXA Rosenberg Investment Management LLC, as to which AXA serves as a parent holding company, has sole power to dispose or to direct the disposition of 1,791,758 shares and sole power to vote or to direct the vote of 980,478 shares. AXA Konzern AG (Germany), as to which AXA serves as a parent holding company, has sole power to dispose or to direct the disposition of 3,300 shares and sole power to vote or to direct the vote of 3,300 shares. AXA Financial, Inc.'s subsidiary, AllianceBernstein, has sole power to dispose or to direct the disposition of 7,818,703 shares and has sole power to vote or to direct the vote of 6,546,812 shares. Gerald C. Crotty, one of our directors, is a trustee of the AXA Premier VIP Trust, for which AXA Equitable Life Insurance Company serves as investment manager. In his role as trustee, Mr. Crotty neither directs the investment nor directs the voting of portfolio securities of those Trusts.

(7)	Based solely upon information reported in Amendment No. 7 to Schedule 13G, filed with the SEC on February 12, 2010, reporting beneficial ownership as of December 31, 2009. According to the filing, Hotchkis and Wiley Capital Management, LLC ("HWCM") has sole power to vote or to direct the vote of 4,934,494 shares, and sole power to dispose or to direct the disposition of 7,556,994 shares. Such shares are owned of record by clients of HWCM, for whom HWCM serves as investment adviser and as to which shares HWCM disclaims ownership. No such client is known to have voting or dispositive power with respect to more than 5% of the class of such securities.

(8)	Based solely upon information reported in Amendment to Schedule 13G, filed with the SEC on January 29, 2010, reporting beneficial ownership as of December 31, 2009 by BlackRock, Inc., as successor-in-interest to Barclays Global Investors, NA.

(9)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 11, 2010, reporting beneficial ownership as of December 31, 2009.
(10)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 8, 2010, reporting beneficial ownership as of December 31, 2009 by Dimensional Fund Advisors LP ("DFA"). According to the filing, the shares reported are owned by four investment companies, to which DFA furnishes investment advice, and by certain other commingled group trusts and separate accounts, for which DFA serves as investment manager. DFA has sole power to vote or to direct the vote of 4,201,813 shares and sole power to dispose or to direct the disposition of 4,321,773 shares. DFA disclaims beneficial ownership of all such shares.

(11)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 12, 2010, reporting beneficial ownership as of December 31, 2009 by Invesco Ltd. ("Invesco"), as the parent holding company for 15 subsidiaries. According to the filing, the sole voting power held by such subsidiaries is as follows: Invesco Institutional (N.A.), Inc. - 2,649,748 shares; Invesco Asset Management Limited - 268,300 shares; Invesco Aim Advisors, Inc. - 113,500 shares; Invesco Asset Management Ireland Limited - 9,500 shares; Invesco PowerShares Capital Management - 71,288 shares; Invesco Asset Management Deutschland GmbH. - 38,200 shares; Invesco Asset Management, S.A. - 31,300 shares; Invesco Asset Management Osterreich GmbH. - 22,000 shares; Invesco Asset Management (Japan) Limited - 17,878 shares; Invesco Kapitalanlagegesellschaft GmbH. - 10,400 shares; Invesco Global Asset Management (N.A.), Inc. - 4,300 shares; Invesco Management S.A. - 1,400 shares; and Invesco PowerShares Capital Management Ireland Ltd. - 2,084 shares. The sole dispositive power held by such subsidiaries is as follows: Invesco Institutional (N.A.), Inc. - 3,345,498 shares; Invesco Asset Management Limited - 268,300 shares; Invesco Aim Advisors, Inc. - 113,500 shares; Invesco Asset Management Ireland Limited - 9,500 shares; Invesco PowerShares Capital Management - 71,288 shares; Invesco Asset Management Deutschland GmbH. - 222,000 shares; Invesco Asset Management, S.A. - 31,300 shares; Invesco Asset Management Osterreich GmbH. - 22,000 shares; Invesco Asset Management (Japan) Limited - 17,878 shares; Invesco Kapitalanlagegesellschaft GmbH. - 10,400 shares; Invesco Global Asset Management (N.A.), Inc. - 4,300 shares; Invesco Management S.A. - 55,300 shares; Invesco PowerShares Capital Management Ireland Ltd. - 2,084 shares; and Stein Roe Investment Counsel, Inc. - 1,500 shares. In addition, Invesco Institutional (N.A.), Inc. shares dispositive power as to 49,200 shares.

Item 1.  Election of Nominees for Directors

        Our Board of Directors currently has ten members. Each current Board member is standing for re-election. Our Board of Directors has nominated ten persons to be elected at the annual meeting to serve as our directors until the next annual meeting of stockholders and until their respective successors are elected. All of the nominees currently serve as our directors.

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        We will vote your shares as you specify on the enclosed proxy card or by means of your voting instructions via the Internet. If you sign, date and return the proxy card or vote electronically but don't specify how you want your shares voted, we will vote them "FOR" all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

        The following information is supplied with respect to each person nominated and recommended to be elected by our Board of Directors and is based upon our records and information furnished to us by the nominees. It includes the experience, qualification, attributes or skills that caused the Nominating/Corporate Governance Committee and the Board to determine that the person should serve as one of our directors. See "Security Ownership of Certain Beneficial Owners" for information pertaining to stock ownership by the nominees.

Name	Age	Other Positions with Jones and Principal Occupation	Has served as director since
Wesley R. Card	62	Chief Executive Officer	2007
Sidney Kimmel	82	Chairman	1975
Matthew H. Kamens	58	Attorney	2001
J. Robert Kerrey	66	President of The New School	2002
Ann N. Reese	57	Executive Director, Center for Adoption Policy	2003
Gerald C. Crotty	58	President of Weichert Enterprise, LLC	2005
Lowell W. Robinson	61	Former Chief Financial Officer and Chief Operating Officer of MIVA, Inc.	2005
Donna F. Zarcone	52	President and Chief Executive Officer, D. F. Zarcone & Associates LLC	2007
Robert L. Mettler	69	Retired President of Special Projects of Macy's, Inc.	2009
Margaret H. Georgiadis	46	Vice President, Global Sales Operations of Google Inc.	2009

        Mr. Card has served as our Chief Executive Officer since July 2007. He also served as our President from July 2007 to February 8, 2010. Mr. Card was our Chief Operating Officer from March 2002 to July 2007 and also our Chief Financial Officer from March 2007 to July 2007. He had previously served as our Chief Financial Officer from 1990 to March 2006. Mr. Card was the President and Chief Financial Officer of Carolyne Roehm, Inc. from 1988 to 1990. Prior to that, he held various positions at Warnaco, Inc., Bank of Boston and PriceWaterhouse & Co.

We believe Mr. Card's qualifications to sit on our Board include his over 30 years experience in the apparel industry, his business acumen and financial knowledge, and his deep understanding of the Company and its operations derived from 16 years as our Chief Financial Officer, five years as our Chief Operating Officer and almost three years as our Chief Executive Officer.

        Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970. Mr. Kimmel has served as our Chairman since 1975 and as Chief Executive Officer from 1975 to May 2002. Prior to founding Jones, Mr. Kimmel was employed by W.R. Grace & Co. and was President of Villager, Inc., a sportswear company.

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We believe Mr. Kimmel's qualifications to sit on our Board include his over 50 years experience in the fashion industry and broad knowledge of our business, including as our founder, as our Chairman for 35 years, and as our Chief Executive Officer for 27 years.

        Mr. Kamens has been employed by Mr. Kimmel as a lawyer and personal advisor since 2001. Since April 2009, he has also been Of Counsel to the law firm of Cozen O'Connor. Previously, he practiced law with the law firm of Wolf Block, LLP, where he served as its Chairman from 1995 to 2001 and was Of Counsel from 2001 to April 2009. He has practiced law for more than 30 years.

We believe Mr. Kamens' qualifications to sit on our Board include his background and analytical skills as a lawyer and the experience he has gained as a trustee with significant responsibilities for businesses with large real estate holdings, including regional shopping centers, as well as the understanding of our business acquired over almost a decade of service on our Board.

        Mr. Kerrey has served as the President of The New School in New York City since 2001. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey also serves on the Board of Directors of Tenet Healthcare Corporation and Genworth Financial, Inc. and of Scientific Games Corporation, where he serves on the Compensation Committee.

We believe Mr. Kerrey's qualifications to sit on our Board include his experience in leadership and governance roles as President of a 10,000 student university, as Governor of Nebraska and as a United States Senator, as well as his experience on the boards of other public companies.

        Ms. Reese co-founded the Center for Adoption Policy in New York in 2001 and is currently its Executive Director. Prior to co-founding the Center, Ms. Reese served as a principal with Clayton, Dubilier & Rice, a private equity investment firm, from 1999 to 2000, and in various executive positions with ITT Corporation, including as Executive Vice President and Chief Financial Officer from 1995 to 1998. Ms. Reese currently serves on the Board of Directors of Xerox Corporation, where she serves on the Finance and Governance Committees, and of Sears Holdings Corporation, where she serves on the Audit and Compensation Committees, and as Chair of the Board of Overseers of the School of Social Policy and Practice at the University of Pennsylvania. She also served as a director of Merrill Lynch & Co., Inc. from 2004 to 2008 and of CBS Corporation from 2005 to 2006.

We believe Ms. Reese's qualifications to sit on our Board include her extensive executive experience in corporate finance, financial reporting and strategic planning, as well as the knowledge, perspective and corporate governance expertise derived from her experience on the boards and board committees of other public companies. Our Board of Directors has determined that Ms. Reese is an audit committee financial expert.

        Mr. Crotty founded Weichert Enterprise, LLC, a private equity investment firm, and has served as its President since 2001. He previously served as Chairman of Excelsior Ventures Management LLC from 1999 to 2001. From 1991 to 1998, he held various executive positions with ITT Corporation and its affiliates, including President and Chief Operating Officer of ITT Consumer Financial Corporation and Chairman, President and Chief Executive Officer of ITT Communications and Information Services. Prior to that time, he served as both Counsel, and then later as Secretary, to the Governor of New York State. Mr. Crotty serves on the Board of Trustees of AXA Premier VIP Trust, where he serves on the Compensation, Nomination and Audit Committees, and on the Board of Directors of Cinedigm Digital

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Cinema Corp., where he serves on the Compensation Committee. He also serves on the boards of several portfolio companies of Weichert Enterprise.

We believe Mr. Crotty's qualifications to sit on our Board include extensive experience in strategic planning and operational and corporate governance expertise, as well as the knowledge and perspective derived from his experience on other boards and compensation committees.

        Mr. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from August 2007 through March 2009. He joined MIVA in 2006 as Chief Financial Officer and Chief Administrative Officer. He had previously served as the President of LWR Advisors from 2004 to 2006 and held senior financial positions at HotJobs.com, ADVO Inc., Kraft Foods, Inc. and Citigroup Inc. Mr. Robinson serves on the Board of Advisors for the University of Wisconsin School of Business. He previously served on the Board of Directors of International Wire Group, Inc., where he served as chairman of the Audit Committee from 2003 to 2009, and on the Board of Directors of Independent Wireless One, Diversified Investment Advisors and Edison Schools Inc.

We believe Mr. Robinson's qualifications to sit on our Board include extensive executive experience in corporate finance, financial reporting and strategic planning, as well as in corporate governance matters. Our Board of Directors has determined that Mr. Robinson is an audit committee financial expert.

        Ms. Zarcone is the President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory consulting firm founded in January 2007. From 1994 until 2006, she held various executive positions with Harley-Davidson Financial Services, Inc., including President and Chief Operating Officer and Chief Financial Officer. Prior to that time, she served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. and as Supervising Senior and Computer Audit Specialist at KPMG/Peat Marwick. Ms. Zarcone also serves on the Board of Directors of CIGNA Corporation, where she is chairman of the Audit Committee.

We believe Ms. Zarcone's qualifications to sit on our Board include extensive executive experience in finance, financial reporting and strategic planning and her corporate governance expertise. Our Board of Directors has determined that Ms. Zarcone is an audit committee financial expert.

        Mr. Mettler was President of Special Projects of Macy's, Inc. from February 2008 until his retirement in January 2009. He previously served as Chairman and Chief Executive Officer of Macy's West, a division of Macy's, Inc., from 2002 to 2008 and as President and Chief Operating Officer of Macy's West from 2000 to 2002. Prior to joining Macy's, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising - Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson's May Company from 1987 to 1993. Mr. Mettler also serves on the Board of Directors of Stein Mart, Inc.

We believe Mr. Mettler's qualifications to sit on our Board include his over 46 years of experience in the retail industry, including more than 20 years in leadership positions with major department stores, his merchandising and marketing expertise, and his insights into Macy's, Inc., which has been our largest customer for many years.

        Ms. Georgiadis has served as the Vice President, Global Sales Operations of Google Inc. since October 2009. From January 2009 until October 2009, she served as a Principal of Synetro Capital LLC, a private investment firm, where she remains a board member. From 2004 to 2008, she served as the Executive Vice President of Card Products and Chief Marketing Officer of Discover Financial Services. Prior to

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joining Discover, she was a Partner at McKinsey & Company, a global management consulting firm, from 1990 to 2004, where she co-led the Marketing and Retail Practices and founded the Customer Acquisition and Management and Retail Marketing Practices.

We believe Ms. Georgiadis' qualifications to sit on our Board include her extensive range of knowledge and experience derived from providing strategic planning, risk management, operational, organizational and merger and acquisition advisory services to retail and marketing businesses, as well as her management and corporate finance skills.

Corporate Governance

        We have adopted Corporate Governance Guidelines, which, in conjunction with the articles of incorporation, by-laws and Board Committee charters, form the basis for governance of Jones. We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Executive and Financial Officers. The Corporate Governance Guidelines and Codes are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

Independence of Directors

        Our Corporate Governance Guidelines provide that a majority of the Board shall consist of independent directors. The Board has determined that seven of the director nominees standing for election - J. Robert Kerrey, Ann N. Reese, Gerald C. Crotty, Lowell W. Robinson, Donna F. Zarcone, Robert L. Mettler and Margaret H. Georgiadis - have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent within the meaning of our Director Independence Standards. Wesley R. Card, our Chief Executive Officer, Sidney Kimmel, our Chairman (and until May 22, 2002 our Chief Executive Officer), and Matthew H. Kamens (who has a personal services contract with Mr. Kimmel) are not independent within the meaning of our Director Independence Standards.

        In the course of the Board's determination regarding the independence of each independent director, the Board considered any transactions, relationships and arrangements as required by our Director Independence Standards. Specifically with respect to each of the three most recently completed fiscal years, with respect to Mr. Kerrey, the Board considered the amount of charitable contributions to The New School, of which Mr. Kerrey is President, by the Company or Mr. Kimmel and determined that such contributions were less than the greater of (i) $1 million or (ii) 2% of The New School's annual consolidated gross revenues. With respect to Mr. Mettler, the Board considered that Mr. Mettler was a former executive with Macy's, our largest customer, and that he ceased to be an employee of Macy's prior to his election as a director of Jones.

        The Director Independence Standards adopted by the Board of Directors are attached to this proxy statement as Annex A and are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

Board Leadership

        Since May 2002, the Company has separated the positions of the Chief Executive Officer and Chairman. Both the Chief Executive Officer and the Chairman are executive officers and are not independent within the meaning of our Director Independence Standards.

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        Since 2003, the independent directors have selected an independent director as Presiding Director. J. Robert Kerrey is currently our Presiding Director. Effective immediately after the 2010 Annual Meeting, Robert L. Mettler will become our Presiding Director. Among other responsibilities, the Presiding Director presides over executive sessions of the non-management and independent directors and establishes agendas for the meetings of the non-management and independent directors.

        Through this structure, the non-management and independent directors have exercised an active role in setting out agendas and establishing priorities and procedures for the work of the Board. Based upon this experience over seven years, the Board of Directors has determined that having an independent director serve as Presiding Director is the most appropriate leadership structure for the Board when neither the Chairman nor Chief Executive Officer is independent within the meaning of our Director Independence Standards.

Executive Sessions

        Executive sessions of the non-management directors were held five times in 2009. In addition, two sessions were held for independent directors. Any non-management director may request that an additional executive session be scheduled.

Board Oversight of Risk

        The Board exercises its oversight of the Company's risks through regular reports to the Board from Mr. Card, in his role as Chief Executive Officer, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

        The Audit Committee discusses with management the Company's policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company's chief internal audit executive and its outside internal audit firm prepare annually a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive and the outside internal audit firm review that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company's risk management.

        Management has assessed how our compensation policies and practices for our employees impact risk and reported on its assessment to the Compensation Committee. Representatives of the Company's Internal Audit and Human Resources Departments, in consultation with the Compensation Committee's independent compensation consultant, performed a risk analysis of our compensation programs for all employees. Management first identified all employee compensation programs and the basic components of each program. Management then identified key risks and, for those risks, identified both structural mitigating factors and mitigating controls in the Company's internal control processes. Based on this risk analysis, management determined those policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management's assessment and discussed it with management.

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Board Structure and Committee Composition

        The Board of Directors maintains three standing committees: Audit, Compensation and Nominating/Corporate Governance. All three committees are composed entirely of independent directors. The current members of each committee are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Wesley R. Card
Sidney Kimmel
Matthew H. Kamens
J. Robert Kerrey		*	**
Ann N. Reese	*		*
Gerald C. Crotty		**
Lowell W. Robinson	**	*
Donna F. Zarcone	*		*
Robert L. Mettler		*
Margaret H. Georgiadis	*
* Member ** Chair

        Assignments to, and chairs of, the committees are recommended by the Nominating/Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board. The function of each of the committees is described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

        During 2009, the Board held ten meetings and acted three times by written consent. Each director attended at least 75% of all Board and applicable Committee meetings held during the period for which he or she served as a director. In addition, in any month when there is not a regularly scheduled Board meeting, the Board holds a conference call with senior management to review financial performance issues and other items of significance that may arise between Board meetings. As set forth in our Corporate Governance Guidelines, directors are expected to attend our annual meetings of stockholders. All incumbent directors at the time of the last annual meeting of stockholders in May 2009 attended that meeting.

Audit Committee

        The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in oversight of (1) the integrity of our financial statements, (2) our independent registered public accountants' qualifications and independence, (3) the performance of our internal audit function and independent registered public accountants and (4) our compliance with legal and regulatory requirements. In addition, the Committee renders its report for inclusion in our annual proxy statement.

        The Audit Committee is also responsible for retaining (subject to stockholder approval), evaluating and, if it deems appropriate, terminating our independent registered public accountants.

        The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary

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to carry out its duties. Each of the current members of the Audit Committee meets the enhanced standards for the independence of audit committee members under SEC rules and New York Stock Exchange listing standards, and is financially literate, as required of audit committee members by the New York Stock Exchange. The Board has determined that Ann N. Reese, Lowell W. Robinson and Donna F. Zarcone are audit committee financial experts.

        The Audit Committee held five meetings in 2009.

        The report of the Audit Committee is included in this proxy statement on page ____.

Compensation Committee

        The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other executives in light of such factors as our compensation philosophy, competitive practices and such other factors as the Committee deems appropriate. The Compensation Committee recommends to the Board the compensation of directors.

        The Compensation Committee held seven meetings in 2009 and acted by written consent two times.

        The Committee has retained an outside compensation consultant to assist the Committee in fulfilling its responsibilities. In September 2009, the Committee retained Compensation Advisory Partners LLP ("CAP") to replace Mercer as its independent compensation consultant since the lead consultant left Mercer to form CAP. The consultant reports directly to the Compensation Committee. For a description of the scope and nature of CAP's engagement with respect to our executive compensation program, see "Executive Compensation - Compensation Discussion and Analysis - Oversight of Our Executive Compensation Program" in this proxy statement. CAP provides advice on the structure of our director compensation program and assists in the periodic review of our director compensation in comparison to that of peer companies.

        The Compensation Committee's process includes executive sessions where the Committee meets alone, or with its consultant, tax counsel or other legal advisors, without the presence of management. The Compensation Committee Chair also regularly meets between formal Committee meetings with management and the Committee's consultant and legal and tax advisors. The Committee has exclusive authority to determine the compensation of our named executive officers, as well as to make equity grants to other executives who are subject to Section 16 of the Securities Exchange Act of 1934, pursuant to Rule 16a-2. The Committee also exercises authority to determine the compensation for other individuals who report directly to our Chief Executive Officer.

        The Compensation Committee has the authority to designate a "CEO Committee," composed of the director serving as our Chief Executive Officer, and to delegate to the CEO Committee the authority to:

  direct the grant of awards to persons who are eligible to receive awards under our 2009 Long Term Incentive Plan in connection with either the hiring or promotion of such persons and determine the number of shares covered by such awards, the types and terms of any such options to be granted and the exercise prices of such options, and the terms and conditions of vesting and the purchase price, if any, of any such grants of restricted stock or restricted stock units.

        However, the CEO Committee does not have authority to:

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  grant awards to any chief executive officer of the Company or to any other eligible individual who at the time of the award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, pursuant to Rule 16a-2, during any calendar year, grant options to purchase more than 200,000 shares in the aggregate, grant more the 75,000 shares of restricted stock in the aggregate, or grant more than 75,000 restricted stock units in the aggregate or grant to any person eligible to receive an award under our 2009 Long Term Incentive Plan awards of options to purchase more than 25,000 shares in the aggregate and/or awards of more than 10,000 shares of restricted stock in the aggregate and/or awards of more than 10,000 restricted stock units in the aggregate.

        The report of the Compensation Committee is included in this proxy statement on page ___.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2009 were Mr. Kerrey, Mr. Crotty, Mr. Robinson and, since May 2009, Mr. Mettler. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with our executive officers or our other directors.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities by (1) identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, (2) advising the Board and the committees of the Board regarding their membership and procedures and (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to us and otherwise taking a leadership role in shaping our corporate governance.

        The Nominating/Corporate Governance Committee held four meetings in 2009.

Director Nomination Process

        Pursuant to our Corporate Governance Guidelines in connection with the director selection and nomination process, the Nominating/Corporate Governance Committee reviews the composition of the Board as a whole and considers the desired experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating/Corporate Governance Committee considers the requirement set forth in the Corporate Governance Guidelines that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

        Our Corporate Governance Guidelines contain general criteria for the nomination of director candidates, which include the following:

  the candidate's unquestioned character and integrity,
  mature judgment,
  diversity of background and experience,

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  demonstrated skills in his/her area of present or past professional, business, academic or non-profit responsibility, an ability to work effectively with others,
  sufficient time to devote to the affairs of the Company and freedom from conflicts of interest.

        The Nominating/Corporate Governance Committee and the Board believe that candidates who satisfy those criteria will (i) advance the Board's ability to oversee and direct the officers and business of the Company and (ii) enhance the decision making ability of the Board as a whole in the best interests of the Company's stockholders.

        The information as to each director set forth above on pages ___ to ____ includes a description of the experience, qualification, attributes or skills that were considered by the Nominating/Corporate Governance Committee and Board to determine that the individual nominee should serve as a director of the Company. The Nominating/Corporate Governance Committee and the Board believe the nominees, taken together, create a Board that is strong in its collective knowledge and experience, derived from the skills and experience of its individual members in a wide variety of areas that are important to the Company, including corporate governance and board service, executive management, finance, accounting, marketing and retailing.

        In its consideration of the criteria providing for diversity of background and experience, the Nominating/Corporate Governance Committee looks at the entirety of the Board and the full range of diversity, including professional experience, skills, background and age, as well as personal characteristics.

        The Nominating/Corporate Governance Committee and the Board implement the consideration of diversity of background and experience through discussions at meetings of the Nominating/Corporate Governance Committee. In the Nominating/Corporate Governance Committee's annual self evaluation, one of the factors the Committee considers is how the Committee performed in assuring appropriate Board composition and diversity of background and experience.

Stockholder Nominees

        Our Nominating/Corporate Governance Committee is open to selecting as candidates for the Board of Directors individuals of merit regardless of background, whom the Committee believes have the potential to be superior directors of a public company, consistent with applicable law, the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

        As provided in our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Director." Any candidate proposals by stockholders for consideration by the Nominating/Corporate Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

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Chair
Nominating/Corporate Governance Committee
c/o Secretary
Jones Apparel Group, Inc.
1411 Broadway, 21st Floor
New York, New York 10018

        In addition, our by-laws permit stockholders to nominate directors for consideration at a stockholders' meeting. For a description of the process for nominating directors in accordance with our by-laws, see "Submission of Stockholder Proposals and Nominations" on page ___.

Identifying and Evaluating Nominees for Director

        When the Board identifies an opportunity or needs to add a new Board member with specific qualifications or to fill a vacancy on the Board, the Nominating/Corporate Governance Committee initiates a search and seeks input from Board members, senior management and others. The Board has from time to time hired an executive search firm to assist it in identifying or evaluating potential candidates for submission to the Nominating/Corporate Governance Committee for its consideration.

        When initial candidates who satisfy specific criteria and otherwise qualify for membership on the Board are identified and presented to the Nominating/Corporate Governance Committee, members of the Nominating/Corporate Governance Committee interview them. The Committee keeps the full Board informally informed of its progress, including giving the full Board an opportunity to interview the candidates. The Nominating/Corporate Governance Committee considers and approves the final candidate, and then seeks full Board endorsement of the selected candidate. Candidates recommended by stockholders and candidates recommended by other persons or entities are evaluated by the Nominating/Corporate Governance Committee in the same manner, including whether they meet the minimum criteria set forth in our Corporate Governance Guidelines.

        All nominees for election at this annual meeting were previously elected by stockholders.

Communications with the Board or the Presiding Director

        Interested parties may contact our Board of Directors, our non-management directors as a group, our Presiding Director or any other director by writing to the Board, our non-management directors as a group, or such director c/o Secretary, Jones Apparel Group, Inc., 1411 Broadway, 21st Floor, New York, New York 10018. The Secretary will promptly forward any communication unaltered to the Board, non-management directors as a group or such director.

Policy with Respect to Related Person Transactions

        It is our policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved in advance by the Audit Committee of the Board of Directors, other than transactions available to all employees,
  transactions involving purchases of our products at discounts made generally available to all employees or an identified group of employees, transactions involving compensation approved by the Compensation Committee of the Board of Directors, or

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  charitable contributions involving less than $10,000 per annum to a charitable entity of which an executive officer or director of the Company, their immediate family members, or a 5% shareholder of the Company is an executive officer.

        Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

Director Compensation and Stock Ownership Guidelines

        The following table provides information on compensation for the year ended December 31, 2009 paid to each non-management director. Directors who are employees receive no additional compensation for serving on the Board of Directors.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Matthew H. Kamens	80,000	99,998	-	-	-	-	179,998
J. Robert Kerrey	139,000	99,998	-	-	-	-	238,998
Ann N. Reese	100,000	99,998	-	-	-	-	199,998
Gerald C. Crotty	104,000	99,998	-	-	-	-	203,998
Lowell W. Robinson	124,000	99,998	-	-	-	-	223,998
Donna F. Zarcone	100,000	99,998	-	-	-	-	199,998
Robert L. Mettler	77,833	149,999	-	-	-	-	227,832
Margaret H. Georgiadis	79,833	149,999	-	-	-	-	229,832

(1)	Non-management directors receive a $50,000 annual retainer, $2,000 for attending a board meeting and $2,000 for attending a committee meeting or a meeting of the non-management or independent directors. In addition, the Presiding Director receives an annual retainer of $25,000, the chair of the Audit Committee receives an annual retainer of $20,000 and the chairs of other committees receive an annual retainer of $10,000. Non-management directors are not compensated for participation in the conference calls with senior management that are held during months in which there is no regularly-scheduled Board meeting.

(2)	Each non-management director may elect to defer all or a portion of his or her annual retainer and meeting attendance fees under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors until the earlier of his or her termination of service on the Board or a date selected by the director under the Plan. The Plan does not provide for above-market or preferential earnings. Each director can choose to invest the funds in either of the following two types of hypothetical investments:

Share Units. This type of investment allows the director to invest his or her compensation in hypothetical shares of Jones common stock based on the market price of the common stock at the time the compensation would have been paid. Hypothetical dividends are "reinvested" in additional share units based on the market price of the common stock at the time dividends are paid on the common stock. All share units are paid out in cash.

Cash Units. Funds in this type of account are credited with interest monthly based on U.S. Treasury bill rates using the Treasury constant maturities daily "1-year" rate.

Mr. Kerrey elected to have his 2009 fees deferred in the form of share units. For certain years prior to 2009, Mr. Crotty had elected to have his fees deferred in the form of share units.

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(3)	Each non-management director receives an annual grant of restricted common stock equal in value to $100,000, with new non-management directors receiving an initial grant equal in value to $150,000. The restricted stock awards vest in equal installments over three years. The awards are made from shares available under our 2009 Long Term Incentive Plan. (Awards prior to May 20, 2009 were granted under predecessor equity incentive plans.) The restricted stock awards have a value equal to the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("ASC Topic 718"). Assumptions used in the valuation of equity-based awards are discussed in "Summary of Accounting Policies - Restricted Stock" and "Stock Options and Restricted Stock" in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In 2004 and 2003, each non-management director received an annual grant of 3,000 options at an exercise price of $1.00 that vested six months from the date of grant. From 1999 to 2002, each non-management director received an annual grant of 2,000 options at an exercise price of $1.00 that vested six months from the date of grant. The awards were made from options available under our 1999 Stock Incentive Plan and our 1996 Stock Option Plan.

The following table shows the aggregate number of outstanding stock option and restricted stock awards held by our non-management directors as of December 31, 2009. All outstanding options are fully vested.

Name	Options	Exercise Price	Shares of Restricted Stock
Matthew H. Kamens	9,000	$1.00	21,057
J. Robert Kerrey	2,500	$1.00	21,057
Ann N. Reese	9,000	$1.00	21,057
Gerald C. Crotty	-	-	21,057
Lowell W. Robinson	-	-	21,057
Donna F. Zarcone	-	-	24,057
Robert L. Mettler	-	-	44,910
Margaret H. Georgiadis	-	-	44,910

        Non-management directors are expected to own shares of our common stock equal in value to at least five times the then-current amount of the annual retainer. The guidelines are in place to further enhance alignment between the interests of Board members and stockholders, through meaningful stockholdings on the part of the directors. That ownership stake should be achieved within five years of their election or appointment to the Board of Directors (or, in the case of those directors serving as such at the time the requirement was adopted on October 28, 2002, by October 28, 2007). Each director may count toward that requirement the value of shares owned (including shares of restricted stock), the value of share units credited to the director's account under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors and the value of shares underlying any unexercised stock options having an exercise price of $1.00 or less per share. All non-management directors meet the share ownership level under the guidelines as of the date of this proxy statement.

Audit Committee Report

        The Audit Committee assists the Board of Directors in its general oversight of the integrity of Jones' financial statements, the independent registered public accountants' qualifications and independence, the performance of Jones' internal audit function and independent registered public accountants' and Jones' compliance with legal and regulatory requirements. The independent registered public accountants report directly to the Audit Committee.

        Jones' management has primary responsibility for preparing Jones' financial statements and Jones' financial reporting process. Jones' independent registered public accountants, BDO Seidman, LLP, are

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responsible for expressing an opinion on the conformity of Jones' audited financial statements with accounting principles generally accepted in the United States.

        Jones' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. BDO Seidman, LLP's responsibility is to express an opinion on the effectiveness of Jones' internal control over financial reporting based on their audit.

        In this context, the Audit Committee hereby reports as follows:

  The Audit Committee has reviewed and discussed the audited financial statements with Jones' management.

  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants' independence.

  Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Jones' Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.
Audit Committee:	Lowell W. Robinson (Chairman) Ann N. Reese Donna F. Zarcone Margaret H. Georgiadis

        The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Executive Compensation

Compensation Discussion & Analysis

Executive Summary

        We made several decisions at the beginning of 2009 to respond to the very challenging business conditions we faced.

  We did not grant any salary increases to our named executive officers in 2009.

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  We changed the weightings of the performance metrics established for 2009 annual cash incentives to emphasize operating cash flow over operating income.

  To recognize the increased volatility of our business, the very difficult economic environment and the emphasis we were putting on cash generation and preservation, we modified the performance scale that defines the relationship between our budgeted financial targets and the percentage of the target annual cash incentive award which could be earned for 2009.

  In light of the very low price at which our common stock was trading at the time of the award, we reduced the value of performance-contingent restricted shares granted to the four named executive officers other than Mr. Kimmel (who did not receive a grant) to work within the pool of shares available under our long term equity incentive plan. Although this reduced the target total compensation of our named executive officers, we were able to limit dilution and had shares available to award to other participants.

  We granted awards of time-based restricted shares that vest approximately two years after grant to select executives, including our named executive officers other than Mr. Kimmel, to help to retain them.

        We believe that these actions, taken in February 2009, provided a proper balance between expense control and incentives for cash flow generation and good operational performance in the very difficult business climate in 2009 and positioned our Company to continue to be a strong competitor in our markets as the economy rebounds.

Compensation Program Objectives

        The objectives of our executive compensation program are to:

  Allow us to successfully attract, retain, and motivate executives who enable us to achieve high standards of consumer satisfaction and operational excellence and

  Hold our executives accountable and offer rewards for successful business results and producing value for our shareholders over the long term.

        Our policy for the named executive officers is to pay competitively, taking into account our objectives for annual and long-term performance. The Compensation Committee of the Board of Directors (the "Committee") believes this helps to achieve the objective of attracting, retaining and motivating executives in the highly competitive retail and apparel/footwear/accessories industries. Because a large portion of total executive compensation is provided in the form of incentives that are contingent on performance, actual compensation of these executives will vary above and below the amount payable at target performance levels, depending on our financial results and their individual performance. In periods of strong performance, actual compensation will exceed the amount payable at target. If a downturn in performance occurs, actual compensation will be reduced below the target amount.

Compensation Program for Mr. Kimmel

        In 2009, the executive compensation program in place for Mr. Kimmel, our founder and Chairman, was composed primarily of base salary. In addition, Mr. Kimmel participated in our employee benefit plans and received certain perquisites, as described below. Mr. Kimmel relinquished the role of Chief Executive Officer in 2002. During the period that Mr. Kimmel has served only as Chairman, the

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Committee's approach to Mr. Kimmel's compensation has been to continue his base salary of $1,200,000, pursuant to the terms of his employment agreement with us. His base salary has not been adjusted since 2001. Mr. Kimmel last received an annual cash incentive in 2005 for performance in 2004. He has not received an equity grant since 2001.

Elements of Compensation Program for Other Named Executive Officers

        The compensation program for our remaining named executive officers includes:

  Base salary
  Annual incentive
  Performance-contingent restricted stock and limited grants of time-vested restricted stock
  Employee benefits
  Perquisites.

        We implemented the annual and long-term incentive programs in 2007. As discussed below, these programs remained in place in 2009 and will continue in 2010.

Compensation Mix

        For 2009, we did not have policies that define specific percentage allocations for performance-based and non-performance-based compensation, or cash and non-cash compensation. We did, however, intend to deliver a substantial portion of total compensation in the form of performance-based cash and equity incentives to achieve our objective of holding executives accountable and offering rewards for successful business results and producing value for our shareholders over the long term. As a result, recognizing that individual variations and year-to-year variations will occur, between 45% and 64% of the total compensation of the named executive officers (other than Mr. Kimmel) was composed of performance-based compensation, as shown in the table below. Performance-based compensation includes annual cash incentives and performance-contingent restricted shares.

	Non-Performance-Based Compensation		Performance-Based Compensation
Named Executive Officer	Base Salary	Time-Based Equity	Annual Cash Incentive	Performance- Based Equity
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	30% 40% 45% 50%	6% 5% 4% 5%	45% 41% 39% 34%	19% 14% 12% 11%

Base Salary

        Base salaries are used to compensate our executives for their position and level of responsibility. Each of our named executive officers has an employment agreement with us that defines a minimum annual salary for the executive. The Committee reviews base salaries annually and may adjust salaries above the minimum, depending on individual performance, impact on the business, tenure and experience, changes in job responsibilities and market practice. In 2009, the named executive officers did not receive base salary increases.

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Annual Cash Incentive

        The 2007 Executive Annual Cash Incentive Plan (the "Incentive Plan") was adopted and approved by our stockholders in 2007. Under its provisions, during the first quarter of each year, the Committee assigns a target annual cash incentive award to each participant and approves the criteria and objectives to be met during the year as a condition of the participants' receipt of payment of the award.

        The target annual cash incentive awards established for the named executive officers for 2009, other than Mr. Kimmel, and the range of potential awards are shown below. The target awards were established so that total target annual cash compensation of these executives would be in line with targeted cash compensation levels at peer group companies indentified on page ___ when current base salary levels are taken into account. The threshold awards represent the incentive awards payable if our minimum financial goals are achieved and, if applicable, our named executive officers achieve their personal performance objectives. The maximum award is the largest amount payable if financial goals are exceeded and, if applicable, our named executive officers fully achieve their personal performance objectives.

Annual Cash Incentive Award for 2009 Performance Year
Named Executive Officer	Threshold % of Salary	Target % of Salary	Maximum % of Salary
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	50.0% 37.5% 40.0% 25.0%	100% 75% 80% 50%	150.0% 103.1% 110.0% 68.8%

Annual Cash Incentive Structure for 2009 Performance Year. In the first quarter of 2009, we established financial performance goals for 2009 annual cash incentive awards. These goals were based on 2009 corporate operating income, corporate operating cash flow, and business unit operating contribution margin. For 2009, the weighting on corporate operating cash flow was increased to reflect the way we were managing our business in the challenging economic environment, including the greater emphasis we were placing on cash generation and preservation. The percentage of target awards that could be paid as to each of these metrics is shown in the following table:

Weighting of Annual Incentive Performance Factors
	Total Company		Business Unit Contribution Margin	Individual Performance Goals
Named Executive Officer	Operating Income	Operating Cash Flow
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	33% 25% 10% 25%	67% 50% 15% 50%	0% 0% 50% 0%	0% 25% 25% 25%

        The Committee also agreed that for Messrs. McClain, Cohen and Dansky, annual cash incentives of up to 25% of the target award could be paid to recognize individual performance goals, so long as (1) we achieve the minimum amount specified on the performance scales approved for either corporate operating income or corporate operating cash flow or (2) we achieve the minimum amounts specified on the performance scales established for an executive's business unit operating contribution margin. This

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allowed us some flexibility to pay out incentive compensation in recognition of excellent individual contributions, if financial results warrant.

        Performance scales were established for 2009 that align corporate and business unit achievement against budget with the percentage of the target annual cash incentive award payable. Because the economy had deteriorated so rapidly and substantially by early February 2009, since completion of the 2009 budget in early December 2008, we believed it was beneficial to the Company to build more opportunity for participants to earn meaningful bonuses into the performance scales, rather than to reduce the budgeted financial goals. Accordingly, the bonus structure adopted in February 2009 changed the performance scales for 2009, as described below, compared to the approach used in 2008, to recognize the substantial decline in the economic environment, the increased volatility of our businesses (particularly in our Company-owned retail stores), and the greater emphasis we are placing on cash generation and preservation.

        For most business unit participants in 2009, achievement of 90% of the budgeted amount of business unit contribution margin would result in 100% target bonus achievement. The threshold level of 70% of 90% of the budgeted amount (that is, 63% of the budgeted amount) would result in 50% bonus achievement; achievement of 100% of the budgeted amount would result in 125% bonus achievement;

and achievement of 110% of the budgeted amount would result in maximum bonus achievement. A similar approach applied to corporate participants. The performance scale for corporate participants was the sum of the performance scales established for the various business units.

Annual Cash Incentives Earned for 2009 Performance. The financial goals shown below were consistent with our budget. We believed that they were very difficult to attain, in light of the substantial economic deterioration in late 2008 and early 2009. Each financial metric was defined to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or other occurrences affecting us. 2009 Adjusted Results referred to in the table below exclude costs related to restructurings, out of period charges, asset impairments and the impacts of certain other unbudgeted items (accounting changes, customer bankruptcies, pension, and customs and tax changes). Since the 2009 Adjusted Results are not determined under generally accepted accounting principles, the amounts differ from the amounts shown on the Company's financial statements.

(All dollar amounts in millions)

Performance Metrics	2009 Performance Scale(1)				2009 Adjusted Result	% Budget Achievement	% Bonus Achievement
	70% of Target(2)	90% of Budget	100% of Budget	110% of Budget
	(50% Bonus Achievement)	(100% Bonus Achievement)	(125% Bonus Achievement)	(137.5% Bonus Achievement)
Operating Income	$91.4	$155.9	$179.3	$197.2	$208.8	116.5%	137.5%(3)
Operating Cash Flow	$78.4	$137.4	$158.8	$174.7	$396.6	249.7%	137.5%(3)

Notes:
(1)	Interpolation applies for intermediate points.
(2)	Target is defined as 90% of Budget, which results in achievement of 100% of target bonus amount.
(3)	Bonus achievement was 150% for Mr. Card, because his entire bonus depends on corporate financial results, with no personal performance component in his bonus.

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       We assessed our actual performance relative to the goals established for 2009 in the first quarter of 2010. For 2009, adjusted corporate results exceeded the maximum financial goals. Based on these results, Mr. Card earned a maximum bonus of 150% of salary, or 150% of target bonus. Messrs. McClain and Dansky earned maximum bonuses of 103.1% of salary and 68.8% of salary, respectively, or 137.5% of target bonus. Based upon the adjusted results of his business unit, Wholesale Footwear and Accessories and Retail, adjusted corporate results and achievement of individual qualitative goals, Mr. Cohen earned a bonus equal to 85.2% of salary or 107% of target bonus. These awards are shown as Non-Equity Incentive Plan Compensation in the 2009 Summary Compensation Table on page ___.

Annual Cash Incentive Structure for 2010 Performance Year. Our annual cash incentive plan structure for 2010 performance is substantially the same as 2009. However, the Committee determined it was appropriate to increase the difficulty of financial performance requirements for 2010 compared to 2009. Accordingly for 2010, achievement of 100% of budget would result in an 80% bonus achievement compared to a 125% bonus achievement in 2009. To earn a 100% of target bonus achievement in 2010, 109% of budget will be required as compared to 2009 when achievement of 90% of budget was required. Achievement of the financial performance necessary for receipt of 100% or more of the targeted bonus amount in 2010 would result in a substantial growth in earnings per share over 2009 levels and, if attained, should have a positive impact on the performance of our stock.

Long-Term Incentive Awards

        Long-term incentive awards are granted to align our executives with our stockholders by focusing on our stock price performance and other indicators of long-term performance and to retain our executives' services through multi-year vesting requirements. At our 2009 Annual Meeting, stockholders approved the adoption of the Jones Apparel Group, Inc. 2009 Long Term Incentive Plan to replace our 1999 Stock Incentive Plan for purpose of equity awards and other forms of long term incentive awards going forward.

        Since 2003, most of the long-term incentive awards made to the named executive officers have been performance-contingent restricted stock awards. We have also granted awards of time-based restricted stock on a limited basis. Although we continue to have the ability to grant stock options, we have used restricted stock because:

  Restricted stock is a better retention device.
  Fewer shares are required, allowing us to better manage dilution.
  Awards of performance-contingent restricted stock allow us to tie long-term compensation to the achievement of multi-year business objectives.
  Awards are subject to less volatility than stock options, given the challenging business conditions facing our industry.

        No stock options were granted to the named executive officers in 2009.

        Long-term incentive awards are typically granted to the named executive officers annually at a Committee meeting in late January or early February. The meeting dates are not tied to release of our financial results.

2009 Performance-Contingent Restricted Stock Awards. The restricted stock awards granted to the named executive officers during 2009 are shown in the "Grants of Plan-Based Awards in 2009" table on page ___.

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        The vesting of performance-based restricted stock is subject to two performance conditions. First, if our total shareholder return (which is the stock price appreciation, assuming dividends are reinvested in Company stock when paid) for the period from 2009 through 2011 is equal to or greater than the median total shareholder return of a group of select apparel, footwear, and department store companies, 50% of the shares will vest. This group of companies was developed by the Committee's outside compensation consultant in collaboration with management. Unlike the peer group used to assess compensation of our named executive officers, the companies in this peer group are not limited to companies with revenues of $1 billion to $10 billion, since total shareholder return performance is not driven by size.

        The companies in the comparator group are:

Apparel and Footwear Companies	Retail Companies
Bakers Footwear Group Inc.
Brown Shoe Company, Inc.
Fossil, Inc.
Genesco Inc.
Hanesbrands, Inc.
Liz Claiborne, Inc.
Oxford Industries, Inc.
Phillips-Van Heusen Corporation
Polo Ralph Lauren Corporation
Rocky Brands, Inc.
Steven Madden, Ltd.
VF Corporation
The Warnaco Group, Inc.
Wolverine World Wide, Inc.	AnnTaylor Stores Corporation
Dillard's, Inc.
Saks Inc.
Macy's, Inc.
Gap Inc.
J.C. Penney Company, Inc.
Kohl's Corporation
Limited Brands, Inc.
Quiksilver, Inc.
The Talbots, Inc.
The Bon-Ton Stores, Inc.

        The remaining 50% of the shares will vest if cumulative operating cash flow goals established for 2009 through 2011 are met or exceeded.

        The percentage of shares that will vest, if and to the extent each performance condition is achieved, is shown in the table below.

Total Shareholder Return		Operating Cash Flow
Performance Relative to Peers	Vesting	Performance Against Budget	Vesting
Median or Better 40-49th Percentile 30-39th Percentile Below 30th Percentile	100% 75% 50% 0%	100% or Better 90% 80% Below 80%	100% 75% 50% 0%

        Note: Interpolation applies for intermediate points.

        In February 2009, when we established a cumulative operating cash flow goal of $300 million for 2009 through 2011, we believed that it was rigorous but attainable. Due in part to the Company having lower sales in 2009 than in 2008 and its success in managing inventory and reducing expenses, as well as other factors, cash flow in 2009 exceeded the cumulative goal for 2009-2011 in the first year of the performance period. A growth in sales in future years would require an investment in working capital that would reduce the amount of cash flow generated in those years.

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       For 2009, the size of long-term incentive awards was set at a number equal to that number of shares awarded to each participant in 2008. The 2008 equity awards to our named executive officers had been sized based upon target value guidelines of 1.5 to 2.5 times target annual bonus. In 2009, participants generally received approximately the same number of shares as awarded in 2008, rather than the targeted value guidelines. Because our stock price at the time awards were being determined had declined by more than 70% compared to our stock price at the 2008 grant date, we did not have sufficient shares available under our 1999 Stock Incentive Plan to follow the value guidelines and to continue to make grants to other equity plan participants. In addition, as a consequence of the much lower stock price, the grant date value of the 2009 awards was substantially lower than the grant date value of the similar awards made in 2008.

        As an additional incentive for our Chief Executive Officer, the Committee granted 28% more performance-contingent restricted shares than were awarded to him in 2008, which still resulted at the time of the award in a value significantly lower than the targeted value guidelines of 2.5 times target annual bonus.

        In addition, in 2009, time-based restricted stock awards that vest approximately two years after grant were made to each of the named executive officers, other than Mr. Kimmel, as a retention device. The awards were also intended to recognize the efforts of our Chief Executive Officer and our other named executive officers in managing the Company effectively during a period marked by difficult economic conditions.

Vesting in 2009 of 2007 Performance-Contingent Restricted Stock Awards

        In 2007, Mr. Card was awarded 51,000 performance-contingent restricted shares, Mr. Dansky was awarded 21,500 performance-contingent restricted shares, Mr. McClain was awarded 25,000 performance-contingent restricted shares, and Mr. Cohen was awarded 15,000 performance-contingent restricted shares. Vesting of up to 50% of these awards was contingent on achievement of certain cumulative operating cash flow targets for 2007 through 2009 and up to 50% was contingent on achievement of cumulative total shareholder return performance for the same period as compared to a specified peer group of publicly traded companies. These shares of restricted stock were eligible to vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009, contingent on achievement of those targets. We achieved cumulative operating cash flow of $843 million (adjusted for the impact of unusual, unplanned items) for 2007 through 2009, which exceeded the operating cash flow goal of $786 million; as a result, 100% of the shares contingent on operating cash flow vested. Our relative total shareholder return was at the 47th percentile compared to the peer group; as a result, 75% of the shares contingent on relative total shareholder return performance vested. The combined result was that 87.5% of the restricted shares were earned. See footnote 2 to the Outstanding Equity Awards at December 31, 2009 table on page ___.

Oversight of Our Executive Compensation Program

        The Committee oversees and administers our executive compensation program and establishes the compensation of our executive officers. The Committee's responsibilities are detailed in its charter, which can be found on our website at www.jonesapparel.com/Our Company/Corporate Governance.

        In September 2009, the Committee retained Compensation Advisory Partners LLC ("CAP") to replace Mercer as its independent compensation consultant, since the lead consultant left Mercer to form CAP. CAP's work for the Committee includes providing advice on how to structure cash and equity incentives, benchmarking the total compensation of our named executive officers relative to the peer group discussed below, assessing our financial performance against the peer group, and providing guidance on

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changing regulatory requirements and best practices. Both CAP and Mercer reported directly to the Committee, and neither firm provided other services to the Company.

        Our Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers, other than himself. The Chief Executive Officer typically attends a portion of certain meetings of the Committee. The Committee also meets in executive session alone or with its consultant and legal and tax advisors without the presence of management. The Committee Chair also regularly meets between formal Committee meetings with management and the Committee's consultant and advisors.

Market Data Used to Assess Compensation

        The Committee regularly reviews data on industry compensation levels and financial performance to assess competitive levels of compensation for our executive officers and the alignment between compensation and our financial performance. In 2009, the Committee, with the assistance of its outside consultant, compared the total compensation of our named executive officers and our financial and total shareholder return performance against the compensation and performance of the peer group identified below.

        The Committee uses compensation data from the peer group as a general reference point. The Committee does not target the compensation of the named executive officers to achieve a particular percentile position compared to the peer group.

        In 2009, the peer group was comprised of 16 publicly traded companies with revenues ranging from $1 billion to $10 billion which included (i) direct competitors that manufacture apparel and footwear, (ii) department stores that represent some of our largest customers, and (iii) specialty retailers of footwear and apparel, particularly specialty retailers who design and manufacture their own products. These companies were included in the peer group because their businesses are comparable to or compete directly with facets of our business and because they are of comparable revenue size to us. The median revenues of the peer group were $4.0 billion, compared to our 2008 revenues of $3.6 billion. The companies in the peer group were:

Apparel/Footwear Manufacturing Companies	Department Stores	Specialty Retailers
Brown Shoe Company, Inc. Coach, Inc. Hanesbrands, Inc. Kellwood Corporation Liz Claiborne, Inc. Phillips-Van Heusen Corporation Polo Ralph Lauren Corporation VF Corporation	Dillard's, Inc. Nordstrom, Inc. Saks Inc.	Abercrombie & Fitch Co. AnnTaylor Stores Corporation Foot Locker, Inc. Limited Brands, Inc. The Talbots, Inc.

Employee Benefits

        As a general rule, we do not provide special benefits to senior executives. The named executive officers participate in the same benefit plans, including term life, health and disability insurance, available to all full-time, salaried employees. We offer one retirement plan, a qualified 401(k) plan, to all employees, including the named executive officers.

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        In connection with Mr. Card's agreement to resume the role of Chief Financial Officer in March 2007 and in recognition of his additional responsibilities, we adopted a supplemental retirement arrangement for him, which is described under "Employment and Compensation Arrangements" on page ___.

        In December 2007, upon the recommendation of Mr. Card, we adopted a supplemental retirement arrangement for Mr. Dansky. This benefit is described under "Employment and Compensation Arrangements" on page ___.

Nonqualified Deferred Compensation Plan. Employees with base salaries of $100,000 or more are eligible to participate in our Deferred Compensation Plan. The plan allows them to defer, on a pre-tax basis, with limited cost to us, the receipt of up to 90% of both salary and annual bonus into a savings account. We adopted the plan because it allows executives to save for retirement or other needs on a tax-advantaged basis and because similar benefits are offered by competitors. A summary of the terms of the plan and information concerning the named executive officers' participation in the plan are included in this proxy statement under the caption "2009 Nonqualified Deferred Compensation."

Perquisites and Other Personal Benefits. We have provided certain perquisites to the named executive officers, as summarized in footnote 5 to the 2009 Summary Compensation Table in this proxy statement. Each of these perquisites is described below:

  Housing Allowance: We rent an apartment in New York City for Mr. Card's use because his primary residence is not within commuting distance from our New York headquarters or our facilities in Bristol. The allowance was a negotiated condition to his retention that went into effect in 2002.

  Tax Gross-Up Payments: We pay a tax gross-up to cover the taxable income attributable to Mr. Card's apartment. This allows him to actually receive the full benefit that we intended to deliver. In addition, this benefit was a negotiated condition to his retention.

  Cars and Allowances: Consistent with our long standing practice, we provide a car allowance, parking allowance and driver to Mr. Kimmel to recognize his special contribution to us over time. We also provide car services to Mr. Card in New York City. All of the remaining named executive officers had a car allowance as a stipend that supplements salary as set forth in footnote 5 to the 2009 Summary Compensation Table on page ___. In addition, we provide an allowance to Mr. Cohen for monthly parking charges he incurs when he works in New York City. Mr. Cohen's primary office is located at the Company's White Plains facility, but he also maintains an office at our New York City footwear showroom.

Employment Agreements

        Each named executive officer has an employment agreement with us. The agreements define the executive's position, stipulate a minimum base salary and provide certain benefits under various termination scenarios. The agreements contain covenants that limit the executive's ability to compete or solicit our employees or customers for defined periods. The covenants also require the executive to keep information confidential. The provisions of the agreements are described in greater detail in this proxy statement under the heading "Employment and Compensation Arrangements."

        On balance, we believe that employment agreements benefit stockholders, because they allow us to compete for executive talent more effectively. Contracts are standard practice in our industry, and we need to be well-positioned to hire new talent and retain our talent over time. We believe that the

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provisions of our contracts are standard compared to industry norms, including the termination provisions. We also believe that the restrictive covenants are beneficial to us.

Change in Control. The employment agreements with the named executive officers contain provisions that provide for severance in the event of termination in connection with a change in control (a "double trigger" provision) and for the accelerated vesting of stock options and restricted stock at any change in control.

        The elements of the change in control benefits, including the severance multiples and the accelerated vesting provisions, are consistent with normal market practice. More lucrative benefits, such as severance benefits upon a single trigger, walk-away rights, and excise tax gross-ups, are not provided.

        We believe these benefits help to attract and retain executive talent. Further, in the event of a change in control, these benefits preserve the neutrality of our executives throughout the transaction, enhance the value of the entity to the buyer by keeping the executive team in place, and help focus our executives on the business and stockholder interests, rather than on their individual positions and financial security.

Material Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code has a $1 million annual tax deduction limit on compensation we pay to the chief executive officer and certain other named executive officers, other than the chief financial officer. This limit does not apply to "performance-based" compensation, as defined by the Internal Revenue Code and related regulations. Where practical, the Committee designs programs so that compensation paid to our named executive officers is fully deductible. The Committee believes, however, that stockholders' interests may be best served by offering compensation that is not fully deductible, where appropriate to attract, retain, and motivate talented officers. Bonuses awarded under the 2007 Executive Annual Cash Incentive Plan are designed to meet the criteria for tax deductibility. Gains realized by the executives from the vesting of performance-contingent restricted stock and the exercise of stock options are expected to be tax deductible. Value realized from the vesting of time-based restricted stock may not be tax deductible. In light of additional guidance from the Internal Revenue Service concerning the application of Section 162(m), we have adopted revisions to the employment agreements with Messrs. Card and Dansky to better ensure that performance-based equity awards will continue to be tax deductible.

Stock Ownership Guidelines for Executives

        In December 2004, the Committee adopted Stock Ownership Guidelines for Executives (the "Guidelines") to ensure that the named executive officers have an ongoing ownership stake in Jones, linking their interests to those of the shareholders and enhancing their commitment to our future. Guidelines stipulate that the officers beneficially own shares of common stock equal to a multiple of their annual salary. The guidelines are three times base salary for the Chief Executive Officer and one time base salary for all other named executive officers.

        Executives have five years (i.e., until December 2009 for named executive officers serving as such in December 2004 or five years from first becoming a named executive officer, as applicable) to meet the Guidelines. At December 31, 2009, Messrs. Kimmel, Card and Dansky met their applicable stock ownership levels under the Guidelines. Messrs. McClain and Cohen have until 2013 to comply but as of December 31, 2009, each also met his applicable stock ownership levels under the Guidelines.

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        Included in the definition of share ownership are unvested shares of restricted stock and any shares owned outright, including shares acquired upon stock option exercise. Unexercised stock options do not count toward meeting the Guidelines.

        In addition, our policy states that shares acquired by a named executive officer from exercising stock options granted after the effective date of adoption of the Guidelines (net of shares sold to satisfy tax obligations arising from the exercise) must be retained for at least 12 months.

Compensation Committee Report

        The Compensation Committee of the Board of Directors hereby reports as follows:

  The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A") required by Item 402(b) of Regulation S-K with management.

  Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission.

The Compensation Committee:
Gerald C. Crotty (Chairman)
J. Robert Kerrey
Lowell W. Robinson
Robert L. Mettler

        The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

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2009 Summary Compensation Table

        The following summary compensation table shows the compensation received for services in all capacities for the years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(1)(2)		Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(5)	Total ($)
Wesley R. Card (6) Chief Executive Officer	2009 2008 2007	1,600,000 1,600,000 1,336,986	- - -	1,304,000 3,600,000 1,690,140	- - -	2,400,000 810,000 -	(7)	- - -	224,723 208,566 199,157	5,528,723 6,218,566 3,226,283	(7)
John T. McClain (8) Chief Financial Officer	2009 2008 2007	550,000 550,000 231,507	- - 175,000	250,500 824,997 927,400	- - -	567,188 257,813 -		- - -	22,300 21,700 6,250	1,389,988 1,654,510 1,340,157
Sidney Kimmel Chairman	2009 2008 2007	1,200,000 1,200,000 1,200,000	- - -	- - -	- - -	- - -		- - -	128,205 129,225 172,895	1,328,205 1,329,225 1,372,895
Andrew Cohen Chief Executive Officer - Footwear, Accessories and Retail	2009 2008 2007	1,000,000 1,000,000 941,918	- - 82,867	345,690 1,200,000 843,600	- - -	852,001 320,000 670,465		- - -	25,684 24,463 80,539	2,223,375 2,544,463 2,619,389
Ira M. Dansky Executive Vice President, General Counsel and Secretary	2009 2008 2007	700,000 700,000 699,041	- - 300,000	220,440 700,001 712,510	- - -	481,250 218,750 -		- - -	22,300 21,700 53,024	1,423,990 1,640,451 1,764,575
___________________
(1)	Compensation deferred at the election of the named executive officer is included in the year in which it would otherwise have been reported had it not been deferred.
(2)	Annual bonus and non-equity incentive plan compensation amounts are reported for the year earned and accrued regardless of the timing of the actual payment. See "Compensation Discussion and Analysis - Annual Cash Incentive - Annual Cash Incentives Earned for 2009 Performance" in this proxy statement.

(3)	Reflects the aggregate grant date fair value calculated in accordance with ASC Topic 718. Amounts include both time-based restricted stock awards and restricted stock awards subject to performance conditions. The values for restricted stock awards subject to performance conditions are computed based on 100% achievement of each performance condition. Assumptions used in the valuation of equity-based awards are discussed in "Summary of Accounting Policies - Restricted Stock" and "Stock Options and Restricted Stock" in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)	Reflects the aggregate grant date fair value calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity-based awards are discussed in "Summary of Accounting Policies - Restricted Stock" and "Stock Options and Restricted Stock" in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(5)	The table below provides our incremental cost of the components of All Other Compensation for each of the named executive officers during 2009. We provided a car allowance to Mr. Card, car services for Mr. Card in New York City and rented an apartment in New York City that was used by Mr. Card. We also provided Mr. Card with a tax gross-up payment to cover the taxable income attributable to the apartment. We provided a car allowance, parking allowance and driver for Mr. Kimmel. We provided a car allowance to Mr. McClain and Mr. Dansky. We provided a car allowance to Mr. Cohen and an allowance for parking

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charges incurred when he worked from our New York City footwear showroom. We also provided the named executive officers with certain group life, health, disability and other non-cash benefits generally available to all full-time salaried employees, which are not included in this table, as permitted by SEC rules.

Name	New York Apartment			Car Services	Driver	401(k) Plan Contri- butions(a)	Total All Other Compen- sation
	Cost	Tax Gross-up	Car/Parking Lease or Allowance
Wesley R. Card	88,236	93,619	22,915	10,153	-	9,800	224,723
John T. McClain	-	-	12,500	-	-	9,800	22,300
Sidney Kimmel	-	-	28,405	-	90,000	9,800	128,205
Andrew Cohen	-	-	15,884	-	-	9,800	25,684
Ira M. Dansky	-	-	12,500	-	-	9,800	22,300

	(a)	The amounts shown in this column represent our contributions on behalf of the named individuals to the Jones Apparel Group, Inc. Retirement Plan, which is our 401(k) defined contribution plan.
(6)	Mr. Card is currently our Chief Executive Officer. He served as our President and Chief Executive Officer from July 12, 2007 until February 8, 2010. He had served as our Chief Operating Officer throughout 2007 and also served as Chief Financial Officer from March 28, 2007 until his appointment as President and Chief Executive Officer on July 12, 2007.

(7)	Although Mr. Card earned an $810,000 annual cash incentive award for 2008, based on 2008 corporate performance targets, he voluntarily elected not to accept receipt of the cash award in recognition of business conditions in late 2008 and 2009 and the impact on associates of the Company.

(8)	Mr. McClain became our Chief Financial Officer on July 16, 2007.

Grants of Plan-Based Awards in 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(4)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Wesley R. Card	02/10/09 02/10/09	800,000 -	1,600,000 -	2,40,000 -	150,000 -	300,000 -	300,000 -	- 100,000	- -	- -	978,000 326,000
John T. McClain	02/02/09 02/02/09	206,250 -	412,500 -	567,188 -	27,500 -	55,000 -	55,000 -	- 20,000	- -	- -	183,700 66,800
Sidney Kimmel	-	-	-	-	-	-	-	-	-	-	-
Andrew Cohen	02/02/09 02/02/09	400,000 -	800,000 -	1,100,000 -	39,250 -	78,500 -	78,500 -	- 25,000	- -	- -	262,190 83,500
Ira M. Dansky	02/02/09 02/02/09	175,000 -	350,000 -	481,250 -	23,000 -	46,000 -	46,000 -	- 20,000	- -	- -	153,640 66,800

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(1)	Our named executive officers participate in the 2007 Executive Annual Cash Incentive Plan ("AIP"). Under its provisions, annual incentive awards payable in cash for a particular fiscal year may be granted to executive officers who are deemed likely to be "covered employees" as defined in the AIP and other key employees designated by the Compensation Committee and, in each case, who are approved by the Compensation Committee for participation. The performance factors applicable to awards under the AIP are determined by the Compensation Committee and communicated to each participant by the end of the first quarter of each performance period. Individual awards for any performance period may not exceed $3.0 million. As discussed under "Compensation Discussion and Analysis - Annual Cash Incentive," in the first quarter of 2009, the Compensation Committee established financial performance goals for 2009 cash awards to Mr. Card, Mr. Dansky, Mr. McClain and Mr. Cohen under the AIP. For participants with corporate responsibility, including Mr. Card, Mr. Dansky and Mr. McClain, the goals were based on 2009 operating income and on 2009 operating cash flow. For participants with business unit responsibility, including Mr. Cohen, the award was based on the business unit's 2009 operating contribution margin, as well as the corporate financial metrics described above. In addition, for Mr. McClain, Mr. Cohen and Mr. Dansky, the metrics included performance against individual qualitative goals. See "Compensation Discussion and Analysis - Annual Cash Incentive - Annual Cash Incentive Structure for 2009 Performance Year." Our performance relative to those goals was assessed in the first quarter of 2010, and the resulting cash awards paid to Mr. Card, Mr. McClain, Mr. Cohen and Mr. Dansky are included in the 2009 Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

(2)	Represents grants of shares of restricted common stock under our 1999 Stock Incentive Plan. During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights. Dividends are paid on shares of restricted stock at the same rate and at the same time as dividends are paid to all holders of common stock, except that dividends with respect to performance-based awards are accumulated but not paid out to the grantee unless and until the performance award vests. During 2009, the quarterly dividend rate was $0.05 per share.

(3)	The restricted stock granted was subject to Company financial performance and time-based vesting conditions. 50% of the shares are eligible to vest if we achieve a cumulative operating cash flow target for the period January 1, 2009 through December 31, 2011. For achievement of between 80% and 100% of the target amount, a proportionate number of shares (between 50% and 100%) would be eligible to vest. The remaining 50% are eligible to vest if we achieve a certain cumulative total shareholder return for the period January 1, 2009 through December 31, 2011 as compared to a specified peer group of publicly-traded companies. If our total shareholder return for this period is in the 50th or more percentile rank, all the shares will vest; if the total shareholder return is in the 40th to 49th percentile rank, 75% of these shares will vest; and if the total shareholder return is between the 30th and 39th percentile rank, 50% of these shares will vest. If the financial targets are achieved, the shares eligible for vesting would vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011.

(4)	These shares vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011.
(5)	Calculated in accordance with ASC Topic 718.

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Outstanding Equity Awards at December 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Wesley R. Card	75,000 75,000 100,000	- - - -	- - - -	22.625 29.1875 31.26	01/13/10 12/18/10 12/03/11	100,000	(3)	1,606,000	585,987	(4)	9,410,951
John T. McClain	-	-	-	-	-	35,000	(5)	562,100	133,851	(6)	2,149,647
Sidney Kimmel	133,333 266,666 400,000	- - -	- - -	22.625 29.1875 31.26	01/13/10 12/18/10 12/03/11	-		-	-		-
Andrew Cohen	15,198 50,000 10,000	- - -	- - -	31.26 33.00 33.36	12/03/11 08/20/11 12/12/10	35,000	(7)	562,100	171,829	(8)	2,759,574
Ira M. Dansky	25,000 75,000 100,000 10,000	- - - -	- - - -	22.625 29.1875 31.26 33.36	01/13/10 12/18/10 12/03/11 12/12/10	20,000	(3)	321,200	113,192	(9)	1,817,864
(1)	Calculated by multiplying the number of shares by the closing price of our common stock on the New York Stock Exchange on December 31, 2009 ($16.06).
(2)	Amounts for Mr. Card, Mr. McClain, Mr. Cohen and Mr. Dansky include the 12.5% of their March 27, 2007 restricted stock awards (6,375 shares, 3,125 shares, 1,875 shares and 2,687 shares, respectively) that will not vest, as the Compensation Committee determined that corporate performance targets applicable to that portion of the awards were not achieved. Those shares were deemed forfeited and were cancelled on January 26, 2010.

(3)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010.

(4)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 44,625 vested on February 12, 2010; up to 117,494 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; up to 117,493 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010; up to 150,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a minimum cumulative operating cash flow target for the years 2009 through 2011; and up to 150,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a relative total shareholder return target for the years 2009 through 2011 (see footnote 3 to the "Grants of Plan-Based Awards in 2009" table).

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(5)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, 15,000 of these shares will vest on the second business day immediately following our public announcement of first quarter financial results for 2010 and 20,000 of these shares will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010.

(6)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 21,875 shares vested on February 12, 2010; up to 26,926 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; up to 26,925 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010; up to 27,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a minimum cumulative operating cash flow target for the years 2009 through 2011; and up to 27,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a relative total shareholder return target for the years 2009 through 2011 (see footnote 3 to the "Grants of Plan-Based Awards in 2009" table).

(7)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 10,000 vested on February 12, 2010 and 25,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010.

(8)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 13,125 shares vested on February 12, 2010; up to 39,165 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; up to 39,164 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010; up to 39,250 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a minimum cumulative operating cash flow target for the years 2009 through 2011; and up to 39,250 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a relative total shareholder return target for the years 2009 through 2011 (see footnote 3 to the "Grants of Plan-Based Awards in 2009" table).

(9)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 18,813 vested on February 12, 2010; up to 22,846 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; up to 22,846 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010; up to 23,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a minimum cumulative operating cash flow target for the years 2009 through 2011; and up to 23,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2011 based on achievement of a relative total shareholder return target for the years 2009 through 2011 (see footnote 3 to the "Grants of Plan-Based Awards in 2009" table).

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Option Exercises and Stock Vested in 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Wesley R. Card	-	-	21,500	45,625
John T. McClain	-	-	-	-
Sidney Kimmel	-	-	-	-
Andrew Cohen	-	-	19,000	74,410
Ira M. Dansky	-	-	2,500	9,125
(1)	Calculated based on the price of our common stock on the New York Stock Exchange on the vesting date.

2009 Nonqualified Deferred Compensation

        The following table sets forth information relating to the Jones Apparel Group, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). No named executive officers elected to defer 2009 compensation under the Deferred Compensation Plan. Mr. Cohen deferred compensation under the Deferred Compensation Plan prior to becoming a named executive officer.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Wesley R. Card	-	-	-	-	-
John T. McClain	-	-	-	-	-
Sidney Kimmel	-	-	-	-	-
Andrew Cohen	-	-	24,521	-	129,584
Ira M. Dansky	-	-	-	-	-

        The Deferred Compensation Plan allows a select group of management or highly compensated employees who are designated by the committee that administers the plan to defer, on a pre-tax basis, receipt of up to 90% of salary and up to 90% of annual bonus, in an account which is credited with a rate of return based on hypothetical investment options selected by the participant from an extensive menu under the plan. The committee has designated employees earning a base salary of $100,000 or more, including the named executive officers, as eligible to participate in the plan. Participant deferrals and related earnings are fully vested upon contribution. However, the plan is not funded; account balances are simply bookkeeping entries that record our unsecured contractual commitment to pay the amounts due under the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. The assets of the rabbi trust are available to our general creditors in the event of our insolvency.

        Investment selections may be changed by the participant on a daily basis. The Deferred Compensation Plan does not provide above-market or preferential earnings. The investment crediting options and their one-year rates of return as of December 31, 2009 are as follows:

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Fund Offering		Investment Classification	1-Year Annualized Average %
1.	AllianceBernstein International Value	International Value	34.22
2.	Alliance NFJ Dividend Value	Large Value	12.91
3.	American Funds EuroPacific Growth	International Growth	38.71
4.	American Funds Growth Fund of America	Large Growth	34.12
5.	BlackRock S&P 500 Index	Market Index	26.15
6.	BlackRock Small Cap Growth Equity	Small Growth	34.16
7.	Columbia Acorn	Mid Growth	39.26
8.	Goldman Sachs Small Cap Value	Small Value	27.70
9.	JP Morgan Mid Cap Value	Mid-Cap Value	26.05
10.	LASSO(R) Long and Short Strategic Opportunities	Absolute Return	13.13
11.	Merrill Lynch Retirement Reserves Money	Money Market	0.32
12.	PIMCO Real Return	Inflation - Linked Bond	18.46
13.	PIMCO Total Return	Intermediate Term Bond	13.37

        New deferral elections may only be made during each annual enrollment period and are effective on January 1 of the subsequent year. Deferral elections remain in effect throughout the year and cannot be discontinued.

        Amounts deferred under the plan are not subject to income tax until actually paid to the participant. Distributions of account balances are generally paid following the participant's retirement or termination of employment with us. However, the plan does have provisions for scheduled "in-service" distributions and also allows for hardship withdrawals upon the approval of the committee that administers the plan. Account balances of at least $50,000 for participants who terminate employment after attaining age 50 and completing at least ten years of service are paid, pursuant to the participant's election, either in a lump sum or in scheduled quarterly or annual installments during up to a maximum period of 15 years. All other distributions are made in lump sum payments. Distributions to specified "key employees" as defined by Internal Revenue Service regulations, including the named executive officers, may not be made earlier than six months after termination of employment.

Employment and Compensation Arrangements

        Effective July 1, 2000, we entered into employment agreements with each of Sidney Kimmel, Wesley R. Card and Ira M. Dansky. Each agreement had an initial term of three years. Each agreement provides for automatic 12-month extensions unless either party gives notice no later than June 30 of the year preceding the final year of the applicable term that the agreement will not be extended. If the agreement is so extended, the extended term begins on July 1 of the applicable year and ends 36 months later. The current term of our agreements with Mr. Kimmel, Mr. Card and Mr. Dansky expires on June 30, 2012.

        Effective July 16, 2007, we entered into an employment agreement with Mr. McClain. The term of Mr. McClain's agreement expires on June 30, 2013.

        Effective July 15, 2001, we entered into an employment agreement with Mr. Cohen. The term of Mr. Cohen's agreement expires on February 28, 2011.

        Our employment agreements with Mr. Kimmel, Mr. Card, Mr. Dansky, Mr. McClain and Mr. Cohen have been amended on various dates. Their employment agreements, as amended to date, are summarized below.

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        Wesley R. Card. Mr. Card's agreement provides that he will serve as our Chief Executive Officer. His annual salary will not be less than $1,600,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 150% of Mr. Card's salary. The exercise price of the options will be the fair market value of the common stock on the date of grant. Options or restricted stock will vest ratably over three-year periods, with such other vesting provisions as the Compensation Committee may determine, or in such other amount and on such other terms as the Compensation Committee may determine.

        If we terminate Mr. Card's employment for "cause" or if he resigns without "good reason," Mr. Card will receive only his unpaid salary through the date of termination or resignation. If Mr. Card's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Card's employment without "cause" (as defined) or Mr. Card resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his actual bonus earned for the calendar year in which termination occurs, based solely on the extent to which performance goals for that calendar year are satisfied, prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Card's employment without "cause" or Mr. Card resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        Mr. Card's agreement provides that if (1) he remains employed by us through December 31, 2009 and his employment terminates thereafter for any reason, or (2) on or after January 1, 2008, he provides to our Board of Directors at least six months' written notice of his retirement and the Board consents to his retirement, which consent shall not be unreasonably withheld or delayed, then we will (i) pay him (or his estate, as applicable) an annual retirement benefit of $500,000, payable in monthly installments, for a period of five years following the date of termination and (ii) provide continued medical and dental coverage for Mr. Card and his spouse for their respective lives, provided that our annual cost of providing that coverage does not exceed $7,500 (which amount increases annually by 10% beginning in 2008). The annual retirement benefit and continued insurance coverage are in addition to any other payments and benefits to which Mr. Card may be entitled under other provisions of the employment agreement.

        The agreement provides for vesting of all previously unvested options held by Mr. Card upon (i) termination of Mr. Card's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Card for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Card's estate or representative for a three-year period after the date of death. The agreement also provides for lapse of all restrictions on shares of restricted stock held by Mr. Card upon (i) termination of Mr. Card's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

Card for "good reason" or (iv) if we terminate his employment without "cause"; provided, however, that in the event of termination of Mr. Card's employment due to "retirement," termination by Mr. Card for "good reason" or if we terminate his employment without "cause," restrictions on shares of performance-contingent restricted stock held by him which were granted on or after January 1, 2010 lapse solely based on the extent to which the performance goals for the applicable performance period are satisfied.

        Mr. Card's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Card is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period, the non-solicitation period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business. If Mr. Card breaches any of the restrictions and covenants described above following termination of employment, Jones' severance payments to him will immediately cease.

        John T. McClain. Mr. McClain's agreement provides that he will serve as our Chief Financial Officer. His annual salary will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. His agreement also provides for annual grants, at the discretion of the Compensation Committee of the Board of Directors, of restricted stock and/or stock options, in such amounts and subject to such terms and conditions as determined by the Compensation Committee.

        If we terminate Mr. McClain's employment for "cause" (as defined) or if he resigns without "good reason" (as defined), Mr. McClain will receive only his unpaid salary through the date of termination or resignation. If Mr. McClain's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) his target bonus (based on 75% of his annual salary at the time of termination), prorated through the date of termination. If we terminate Mr. McClain's employment without "cause" or Mr. McClain resigns for "good reason" and no "change in control" (as defined) has occurred, he will receive (i) any unpaid salary through the date of termination, (ii) the target bonus at the time of termination, prorated through the date of termination, (iii) for each month during the remainder of the term of the agreement, his monthly salary at the time of termination plus 1/12 of the target bonus, (iv) continued health insurance, life insurance and retirement benefits for the remainder of the term of the agreement and (v) reimbursement for up to $10,000 of executive outplacement services. In no event, including at the expiration of the agreement, shall he receive less than six months of such salary or benefits.

        If we terminate Mr. McClain's employment without "cause" or Mr. McClain resigns for "good reason" following a "change in control," he will receive (i) any unpaid salary through the date of termination, (ii) the target bonus, prorated through the date of termination, (iii) a lump sum equal to three times 200% of Mr. McClain's annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his continued health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        The agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. McClain's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) resignation by Mr. McClain for "good reason" or (iv) termination by us without

PRELIMINARY PROXY - SUBJECT TO COMPLETION

"cause." In the case of "retirement," "disability" or "change in control," the accelerated options are exercisable during the remaining original option term (or, if shorter, for three years following death).

        Mr. McClain's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. McClain is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business.

        Sidney Kimmel. Mr. Kimmel's agreement provides that he will serve as our Chairman and Chief Executive Officer. His annual salary will not be less than $1,100,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options in an amount (plus or minus 25%) equal to 400% of Mr. Kimmel's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Compensation Committee may determine. Mr. Kimmel retired as our Chief Executive Officer as of May 22, 2002. He continues to serve as Chairman of our Board of Directors.

        If we terminate Mr. Kimmel's employment for "cause" or if he resigns without "good reason," Mr. Kimmel will receive only his unpaid salary through the date of termination or resignation. If Mr. Kimmel's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Kimmel's employment without "cause" (as defined) or Mr. Kimmel resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits, and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Kimmel's employment without "cause" or Mr. Kimmel resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times the sum of his annual salary at the time of termination plus his target bonus, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        The agreement also provides for vesting of all previously unvested options upon (i) termination of Mr. Kimmel's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Kimmel for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Kimmel's estate or representative for a three-year period after the date of death.

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        Mr. Kimmel's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Kimmel is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period, the non-solicitation period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business. If Mr. Kimmel breaches any of the restrictions and covenants described above following termination of employment, Jones' severance payments to him will immediately cease.

        Andrew Cohen. Mr. Cohen's agreement provides that he will serve as our Chief Executive Officer - Wholesale Footwear and Accessories. His annual salary will be not less than $1,000,000. He is entitled to receive a monthly car allowance of $1,000 and annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan.

        If we terminate Mr. Cohen's employment for "cause" (as defined) or if he resigns without "good reason" (as defined), Mr. Cohen will receive only his unpaid salary through the date of termination or resignation. If Mr. Cohen's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, an additional six months of salary and his target bonus (as established by the Board of Directors under the 2007 Executive Annual Cash Incentive Plan for the calendar year in which Mr. Cohen dies or becomes disabled), prorated through the date of termination. If we terminate Mr. Cohen's employment without "cause" or Mr. Cohen resigns for "good reason" and no "change in control" (as defined) has occurred, he will receive (i) the salary payable to him through the balance of the term of the agreement or for a period of 12 months, whichever is longer and (ii) continued participation in our medical and dental insurance plans for the remainder of the term of the agreement.

        If we terminate Mr. Cohen's employment without "cause" or Mr. Cohen resigns for "good reason" following a "change in control," he will receive a lump sum payment equal to three times his annual salary at the time of termination.

        The agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. Cohen's employment due to a "change in control," (ii) resignation by Mr. Cohen for "good reason" or (iii) termination by us without "cause." The accelerated options are exercisable during the remaining original option term.

        Mr. Cohen's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Cohen is prohibited from (i) recruiting or hiring our employees during the period ending two years after the severance period, (ii) interfering with our relationships with customers, suppliers and distributors during the period ending two years after the termination date and (iii) disparaging Jones during the period ending three years after the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any designs, inventions or other intellectual property developed by him which relate to his employment by Jones or to Jones' business.

        Ira M. Dansky. Mr. Dansky's agreement provides that he will serve as our Executive Vice President, General Counsel and Secretary. His annual salary will not be less than $500,000, and he is entitled to

PRELIMINARY PROXY - SUBJECT TO COMPLETION

receive annual bonuses in accordance with the Executive Annual Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 80% of Mr. Dansky's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Compensation Committee may determine.

        If we terminate Mr. Dansky's employment for "cause" or if he resigns without "good reason," Mr. Dansky will receive only his unpaid salary through the date of termination or resignation. If Mr. Dansky's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 75% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Dansky's employment without "cause" (as defined) or Mr. Dansky resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his actual bonus earned for the calendar year in which termination occurs, based solely on the extent to which performance goals for that calendar year are satisfied, prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Dansky's employment without "cause" or Mr. Dansky resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        Mr. Dansky's agreement provides that if (1) he remains employed by us through June 30, 2010 and his employment terminates thereafter for any reason, (2) prior to June 30, 2010, his employment terminates due to death or disability or is terminated by us without "cause" or by him for "good reason," or (3) on or after June 30, 2009, he provides to our Board of Directors at least six months' written notice of his retirement and the Board consents to his retirement, which consent shall not be unreasonably withheld or delayed, then we will (i) pay him (or his estate, as applicable) an annual retirement benefit of $200,000, payable in monthly installments, for a period of five years following the date of termination and (ii) provide continued medical and dental coverage for Mr. Dansky and his spouse for their respective lives, provided that our annual cost of providing that coverage does not exceed $7,500 (which amount increases annually by 10% beginning in 2008). The annual retirement benefit and continued insurance coverage are in addition to any other payments and benefits to which Mr. Dansky may be entitled under other provisions of the employment agreement.

        The agreement provides for vesting of all previously unvested options held by Mr. Dansky upon (i) termination of Mr. Dansky's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Dansky for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Dansky's estate or representative for a three-year period after the date of death. The agreement also provides for lapse of all restrictions on shares of restricted stock held by Mr. Dansky upon (i) termination of Mr. Dansky's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Dansky for "good reason" or (iv) if we terminate his employment without "cause"; provided, however, that in the event of termination of Mr. Dansky's employment due to "retirement,"

PRELIMINARY PROXY - SUBJECT TO COMPLETION

termination by Mr. Dansky for "good reason" or if we terminate his employment without "cause," restrictions on shares of performance-contingent restricted stock held by him which were granted on or after January 1, 2010 lapse solely based on the extent to which the performance goals for the applicable performance period are satisfied.

        Mr. Dansky's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to him (as described above). Mr. Dansky is also prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business.

        We have provided certain perquisites to the named executive officers, as summarized in footnote 5 to the 2009 Summary Compensation Table. In addition, each of those executives is eligible to receive all perquisites that are made available to our senior executives, which include participation in the Jones Apparel Group, Inc. Deferred Compensation Plan.

        We also provide other benefits, such as medical, dental and life insurance, to the named executive officers on the same terms and conditions as those provided generally to our other full-time, salaried employees.

Potential Payments and Benefits Upon Termination of Employment

        This section outlines estimated payments and other benefits that would have been received by each named executive officer employed by us as of December 31, 2009 (the last business day of 2009), or his estate, under existing agreements, plans and arrangements, if the named executive officer's employment had terminated on December 31, 2009 under the following circumstances:

  voluntary termination by the named executive officer,

  termination by us for cause,

  termination by us without cause or by the named executive officer with good reason,

  termination by us without cause or by the named executive officer with good reason following a change in control,

  termination at normal retirement,

  termination as a result of disability or

  termination as a result of death.

        The terms "cause," "good reason" and "change in control" have complex definitions under our employment agreements and compensation and benefit plans. A termination of employment for "cause" generally requires misconduct by the executive. In general, an executive's resignation is for "good reason" if it results either from the Company's material breach of its contractual obligations to the executive, including failure to timely pay the executive's compensation, or from the executive having: (i) his or her base salary reduced (or, in the case of executives with business unit responsibility, materially reduced); (ii) his or her authority or responsibilities materially reduced (or, in the case of executives with corporate responsibility, his or her title, status or reporting responsibilities reduced); (iii) his or her office moved by more than 30 miles (or, in the case of executives with business unit responsibility, by more than 50 miles); or (iv) his or her participation in a Company benefit or compensation plan discontinued without the opportunity to participate in a comparable substitute plan or arrangement, unless he or she is

PRELIMINARY PROXY - SUBJECT TO COMPLETION

treated in the same manner as other similarly situated participants in the discontinued plan. In general, a "change in control" occurs if: (i) a person or company acquires 20% or more of our outstanding common stock; (ii) a majority of our directors is replaced during any two-year period; or (iii) Jones is not the surviving company after any merger or similar transaction with another company.

        Employment Agreements. The named executive officers have employment agreements with us, as described under the heading "Employment and Compensation Arrangements" in this proxy statement. They had the following number of months remaining as of December 31, 2009 in the then-current terms of their employment agreements: 30 months for Mr. Card, 42 months for Mr. McClain, 30 months for Mr. Kimmel, 14 months for Mr. Cohen and 30 months for Mr. Dansky.

        The employment agreements with Mr. Card, Mr. McClain, Mr. Kimmel and Mr. Dansky provide that the severance payments shown on the following tables would immediately cease if the executive were to breach his obligations under the ownership of intellectual property, confidentiality, non-competition, non-solicitation or non-disparagement covenants described under the heading "Employment and Compensation Arrangements" in this proxy statement.

        We do not make excise tax gross-up payments in connection with severance payments to the named executive officers. Our employment agreements with each of them provide that if total payments under the terms of the agreement are or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the total payments will be reduced (but not below zero) to the extent that a reduction would result in the executive retaining a larger amount on an after-tax basis. We would effect the reduction by first reducing or eliminating the portion of total payments which are not payable in cash and then by reducing or eliminating cash payments.

        Company Plans and Policies. The following tables and discussion do not include payments and benefits generally available to all of our full-time, salaried employees upon termination of employment, including distribution of account balances under the terms and conditions of our Jones Apparel Group, Inc. Retirement Plan (401(k) Plan) for participating employees, payment for accrued but unused vacation, continuation of medical and dental benefits through the last day of the month in which termination occurs, and payment of benefits upon death or disability. The following tables also omit payment of account balances following termination of employment to participants in certain benefit plans discussed elsewhere in this proxy statement. For information concerning account balances and accumulated benefits for the named executive officers participating in the Jones Apparel Group, Inc. Deferred Compensation Plan, see the 2009 Nonqualified Deferred Compensation table in this proxy statement.

        We provide a group life insurance benefit to employees of 166% of base annual salary to a maximum benefit of $300,000 (which is doubled in the event of accidental death and is reduced by one-third upon the employee's attainment of each of age 70 and age 75). We also provide long-term disability coverage to employees for up to 60% of monthly salary (assuming continued disability) with a limit of $4,000 per month. Employees have the option to purchase additional long-term disability coverage for up to 60% of monthly salary or $11,000 per month, with a $15,000 total monthly benefit limit. Long-term disability benefits are paid as follows:

Age when period of disability starts	Disability benefit payment period
Before age 60 Ages 60 through 64 Ages 65 through 67 Ages 68 and over	Benefits paid until age 65 Benefits paid for 60 months Benefits paid until age 70 Benefits paid for 24 months

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2009 Estimated Termination Payments and Benefits
Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement		Termination due to Disability		Termination due to Death
WESLEY R. CARD
Aggregate monthly cash payments	$ -	$ -	$10,500,000	(1)	$2,500,000	(2)	$ 2,500,000	(2)	$3,300,000	(3)	$3,300,000	(3)
Lump sum cash payment	-	-	1,600,000	(4)	11,200,000	(5)	-		1,600,000	(4)	1,600,000	(4)
Health and welfare benefits continuation	-	-	227,299	(6)	165,931	(7)	165,931	(7)	227,299	(6)	227,299	(6)
Lump sum cost of insurance and retirement benefits	-	-	-		28,889	(8)	-		-		-
Value of accelerated stock options (9)	-	-	-		-		-		-		-
Value of accelerated restricted stock (10)	-	-	11,016,951		11,016,951		11,016,951		11,016,951		11,016,951
Executive outplacement services (11)	-	-	10,000		10,000		-		-		-
TOTAL:	$ -	$ -	$23,354,250		$24,921,771		$13,682,882		$16,144,250		$16,144,250
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (last annual salary)) through June 30, 2012 plus (ii) aggregate monthly cash payments totaling $500,000 per year through December 31, 2014.
(2)	Represents aggregate monthly payments totaling $500,000 per year through December 31, 2014.
(3)	Represents (i) six months of salary plus (ii) aggregate monthly payments totaling $500,000 per year through December 31, 2014.
(4)	Represents target bonus (last annual salary). Mr. Card's employment agreement was amended on February 9, 2010. Had that amendment been in effect on December 31, 2009, the lump sum cash payment that Mr. Card would have received upon termination by us without cause or termination by Mr. Card with good reason would have been $2,400,000, representing his actual bonus earned rather than the target bonus amount.
(5)	Represents target bonus (last annual salary) plus three times 200% of annual salary.
(6)	Represents the present value at December 31, 2009 of health and dental insurance for Mr. Card and his wife for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.11%, an annual cost to us of $9,983 and a growth rate of 10% per year for premiums. Also includes the present value of (x) life insurance for Mr. Card under our group policies through June 30, 2012, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2012, and (z) approximately $32,479 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(7)	Represents the present value at December 31, 2009 of health and dental insurance for Mr. Card and his wife from December 31, 2009 for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.11%, an annual cost to us of $9,983 and a growth rate of 10% per year for premiums.
(8)	Represents the present value at December 31, 2009 of our cost of continued life insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Card during the period from December 31, 2009 through June 30, 2012.
(9)	Mr. Card's stock options were fully vested as of December 31, 2009.
(10)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2009 ($16.06).
(11)	Assumes that we reimburse Mr. Card for the maximum reimbursable amount ($10,000) under his employment agreement.

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Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
JOHN T. McCLAIN
Aggregate monthly cash payments	$ -	$ -	$3,368,750	(1)	$ -		$ -	$275,000	(2)	$275,000	(2)
Lump sum cash payment	-	-	412,500	(3)	3,712,500	(4)	-	412,500	(3)	412,500	(3)
Health and welfare benefits continuation	-	-	111,936	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		82,954	(6)	-	-		-
Value of accelerated stock options	-	-	-		-		-	-		-
Value of accelerated restricted stock (7)	-	-	2,711,747		2,711,747		2,711,747	2,711,747		2,711,747
Executive outplacement services (8)	-	-	10,000		10,000		-	-		-
TOTAL:	$ -	$ -	$6,614,933		$6,517,201		$2,711,747	$3,399,247		$3,399,247
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (75% of last annual salary)) through June 30, 2013.
(2)	Represents six months of salary.
(3)	Represents target bonus (75% of last annual salary).
(4)	Represents target bonus (75% of last annual salary) plus three times 200% of annual salary.
(5)	Includes the present value of (x) life and health insurance for Mr. McClain under our group policies through June 30, 2013, assuming a discount rate of 6.11% and a growth rate of 8% per year for health insurance premiums, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2013, and (z) approximately $28,982 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(6)	Represents the present value of our cost of continued life and health insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. McClain during the period from December 31, 2009 through June 30, 2013.
(7)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2009 ($16.06).
(8)	Assumes that we reimburse Mr. McClain for the maximum reimbursable amount ($10,000) under his employment agreement.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
SIDNEY KIMMEL
Aggregate monthly cash payments	$ -	$ -	$6,000,000	(1)	$ -		$ -	$600,000	(2)	$600,000	(2)
Lump sum cash payment	-	-	1,200,000	(3)	8,400,000	(4)	-	1,200,000	(3)	1,200,000	(3)
Health and welfare benefits continuation	-	-	167,799	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		54,446	(6)	-	-		-
Value of accelerated stock options (7)	-	-	-		-		-	-		-
Value of accelerated restricted stock	-	-	-		-		-	-		-
Executive outplacement services (8)	-	-	10,000		10,000		-	-		-
TOTAL:	$ -	$ -	$7,377,799		$8,464,446		$ -	$1,800,000		$1,800,000
(1)	Represents aggregate payments of monthly salary plus monthly bonus (1/12 of target bonus (last annual salary)) through June 30, 2012.
(2)	Represents six months of salary.
(3)	Represents target bonus (last annual salary).
(4)	Represents (i) target bonus (last annual salary) plus (ii) three times annual salary plus (iii) three times target bonus.
(5)	Includes the present value of (x) life and health insurance for Mr. Kimmel under our group policies through June 30, 2012, assuming a discount rate of 6.11% and a growth rate of 8% per year for health insurance premiums, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2012, and (z) approximately $113,353 to provide equivalent long-term disability coverage with a total monthly benefit of $4,000 for a 24-month period.
(6)	Represents the present value of our cost of continued life and health insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Kimmel during the period from December 31, 2009 through June 30, 2012.
(7)	Mr. Kimmel's stock options were fully vested as of December 31, 2009.
(8)	Assumes that we reimburse the executive for the maximum reimbursable amount ($10,000) under the executive's employment agreement.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
ANDREW COHEN
Aggregate monthly cash payments	$ -	$ -	$1,166,667	(1)	$ -		$ -	$500,000	(2)	$500,000	(2)
Lump sum cash payment	-	-	-		3,000,000	(3)	-	800,000	(4)	800,000	(4)
Health and welfare benefits continuation	-	-	17,557	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		-		-	-		-
Value of accelerated stock options (6)	-	-	-		-		-	-		-
Value of accelerated restricted stock (7)	-	-	3,321,674		3,321,674		3,321,674	3,321,674		3,321,674
Executive outplacement services	-	-	-		-		-	-		-
TOTAL:	$ -	$ -	$4,505,898		$6,321,674		$3,321,674	$4,621,674		$4,621,674
(1)	Represents aggregate payments of monthly salary through February 28, 2011. Severance payments are reduced by the amount, if any, of other compensation or income earned or received by Mr. Cohen from subsequent employment during that period.
(2)	Represents six months of salary.
(3)	Represents three times annual base salary.
(4)	Represents target bonus for 2009 (80% of last annual salary).
(5)	Represents the present value at December 31, 2009 of health and dental insurance for Mr. Cohen for the remainder of the term of his agreement, assuming a discount rate of 6.11% and a growth rate of 8% per year for insurance premiums, and assumes no comparable coverage during that term with a subsequent employer.
(6)	Mr. Cohen's stock options were fully vested as of December 31, 2009.
(7)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2009 ($16.06).

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Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement		Termination due to Disability		Termination due to Death
IRA M. DANSKY
Aggregate monthly cash payments	$ -	$ -	$4,062,500	(1)	$1,000,000	(2)	$1,000,000	(2)	$1,350,000	(3)	$1,350,000	(3)
Lump sum cash payment	-	-	525,000	(4)	4,725,000	(5)	-		525,000	(4)	525,000	(4)
Health and welfare benefits continuation	-	-	214,875	(6)	150,471	(7)	150,471	(7)	214,875	(6)	214,875	(6)
Lump sum cost of insurance and retirement benefits	-	-	-		28,889	(8)	-		-		-
Value of accelerated stock options (9)	-	-	-		-		-		-		-
Value of accelerated restricted stock (10)	-	-	2,139,064		2,139,064		2,139,064		2,139,064		2,139,064
Executive outplacement services (11)	-	-	10,000		10,000		-		-		-
TOTAL:	$ -	$ -	$6,951,439		$8,053,424		$3,289,535		$4,228,939		$4,228,939
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (75% of last annual salary)) through June 30, 2012 plus (ii) aggregate monthly cash payments totaling $200,000 per year through December 31, 2014.
(2)	Represents aggregate monthly cash payments totaling $200,000 per year through December 31, 2014.
(3)	Represents (i) six months of salary plus (ii) aggregate annual cash payments totaling $200,000 per year through December 31, 2014.
(4)	Represents target bonus (75% of last annual salary). Mr. Dansky's employment agreement was amended on February 9, 2010. Had that amendment been in effect on December 31, 2009, the lump sum cash payment that Mr. Dansky would have received upon termination by us without cause or termination by Mr. Dansky with good reason would have been $481,250, representing his actual bonus earned rather than the target bonus amount.
(5)	Represents target bonus (75% of last annual salary) plus three times 200% of annual salary.
(6)	Represents the present value at December 31, 2009 of health and dental insurance for Mr. Dansky and his wife for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.11%, an annual cost to us of $9,983 and a growth rate of 10% per year for premiums. Also includes the present value of (x) life insurance for Mr. Dansky under our group policies through June 30, 2012, assuming a discount rate of 6.11%, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2012 and (z) approximately $35,515 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(7)	Represents the present value at December 31, 2009 of health and dental insurance for Mr. Dansky and his wife from December 31, 2009 for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.11%, an annual cost to us of $9,983 and a growth rate of 10% per year for premiums.
(8)	Represents the present value of our cost of continued life insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Dansky during the period from December 31, 2009 through June 30, 2012.
(9)	Mr. Dansky's stock options were fully vested as of December 31, 2009.
(10)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($16.06).
(11)	Assumes that we reimburse Mr. Dansky for the maximum reimbursable amount ($10,000) under his employment agreement.

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Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the New York Stock Exchange, and to furnish us with copies of, reports of ownership and changes in ownership of our common stock. Based on a review of our records and written representations of our directors and executive officers, all Section 16(a) reports for 2009 were filed on a timely basis, with the exception of the inadvertent late filing of one Form 4 Report with respect to Andrew Cohen, concerning his purchase of shares of our common stock on March 10, 2009.

Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants

        BDO Seidman, LLP served as our independent registered public accountants during 2009 and has been selected, subject to ratification by our stockholders at the annual meeting, to serve as our independent registered public accountants for 2010. BDO Seidman, LLP (or its predecessor firms) has audited our financial statements since 1975. A representative of BDO Seidman, LLP will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        If the selection of BDO Seidman, LLP is not ratified, or if before the next annual meeting of our stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered public accountants whose engagement for any period after the next annual meeting will be subject to stockholder approval at that meeting.

Item 3.  Advisory Resolution to Ratify the Compensation of the Named Executive Officers

        At our 2009 Annual Meeting, stockholders approved a stockholder proposal requesting the adoption by the Board of Directors of the Company of a policy that provides stockholders with the opportunity at each annual meeting to vote on an advisory resolution, commonly known as "Say-on-Pay," to ratify the compensation of the named executive officers as set forth in the Summary Compensation Table in the proxy statement. Our Board of Directors has adopted that policy.

        The Compensation Committee of our Board, which is responsible for establishing the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The compensation program is designed to deliver a substantial portion of the total compensation of our named executive officers in the form of performance-contingent annual cash awards and multi-year equity awards to achieve our objective of holding executives accountable and offering rewards for successful business results and producing value for our stockholders over the long term.

        The Summary Compensation Table and its footnotes allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented. Approximately 54% of the total fiscal 2009 compensation, 57% of the total fiscal 2008 compensation and 47% of the total fiscal 2007 compensation disclosed in the 2009 Summary Compensation Table for our named executive officers was comprised of short-term and longer-term incentives, including annual cash bonus awards and restricted stock grants, that were subject to achievement of financial metrics or other performance criteria.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

        For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following advisory resolution:

        "Resolved, that the stockholders ratify the compensation of the named executive officers set forth in the proxy statement's Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table (but not the Compensation Discussion and Analysis)."

        Because your vote is advisory, it will not be binding upon the Company or the Board and will not affect any compensation paid or awarded to a named executive officer, as reflected in the Summary Compensation Table. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THIS PROPOSAL.

Fees Paid to Independent Registered Public Accountants

        In connection with the audit of the 2009 financial statements, we entered into an engagement agreement with BDO Seidman, LLP, which set forth the terms by which BDO Seidman, LLP has performed audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The aggregate fees billed by BDO Seidman, LLP for professional services for 2009 and 2008 were as follows:

	2009	2008
Audit fees (1)	$2,142,896	$2,142,695
Audit-related fees (2)	398,850	141,273
Tax fees (3)	73,618	86,026
Total	$2,615,364	$2,369,994
(1)	Includes audit of financial statements, audit of internal controls, SAS 100 reviews, consultations and statutory audits.
(2)	Includes audits of employee benefit plans and due diligence and reviews related to acquisition and disposition activities.
(3)	Includes foreign tax compliance work, consultations and preparation of expatriate tax returns

        The Audit Committee's charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such subcommittee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. In 2009, all of the services and fees were pre-approved by the Audit Committee.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

        The Audit Committee's charter also provides that the Audit Committee will consider whether the independent registered public accountants' provision of permitted non-audit services is compatible with maintaining the registered public accountants' independence. The Audit Committee considered whether the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP's independence with respect to Jones and determined that to be the case.

Submission of Stockholder Proposals and Nominations

        Any stockholder proposal intended for inclusion in the proxy material for the 2010 annual meeting must be received by us at the address on the first page of this proxy statement, Attention: Secretary, no later than December __, 2010 and must otherwise comply with SEC rules.

        Our by-laws establish an advance written notice procedure for stockholders seeking to nominate a candidate for director or to bring business before a meeting of stockholders. The by-laws provide that only persons who are nominated by the Board of Directors, by a committee of the Board of Directors, or by a stockholder of record on the record date of the meeting at which directors are to be elected and also on the date of that meeting who is entitled to vote at that meeting and who has given timely written notice to the President of Jones prior to that meeting, will be eligible for election as directors of Jones. The by-laws also provide that, except as permitted by the presiding officer in such officer's sole discretion (unless a majority of the Board of Directors object), at any meeting of stockholders only such business may be conducted as has been specified in the notice of meeting or brought before the meeting at the direction of the Board of Directors, by the presiding officer of the meeting (unless a majority of the Board of Directors object) or, in the case of an annual meeting of stockholders, by a stockholder of record on the record date of the meeting who continues to be entitled to vote at the meeting and who has given advance written notice as specified in the by-laws to the Secretary of Jones of the shareholder's intention to bring such business before the meeting.

        Under the by-laws, to be timely, the written notice must be received by us at our principal executive offices, addressed to the attention of the President, in the case of an annual meeting that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 45 days or more than 90 days before that anniversary date; in the case of an annual meeting that is called for a date that is not within 30 days before or after such anniversary date or, with respect to nominations, in the case of a special meeting of stockholders called for the purpose of electing directors, we must receive the notice not later than the close of business on the fifth day after the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. The stockholder's notice must also contain certain information specified in the by-laws. A copy of the applicable by-law provisions is available upon written request to: Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018; Attn: Ira M. Dansky. The presiding officer at the 2010 annual meeting will determine whether any such proposal or nomination was properly brought; if such proposal or nomination was not properly brought, then the presiding officer will not allow a vote on the proposal or nomination. Proxyholders in the proxy accompanying the proxy statement for the 2010 annual meeting will be allowed to use their discretionary voting authority to vote on any proposal submitted after the deadline described above.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

Other Matters

        The Board of Directors is not aware of any business constituting a proper subject for action by the stockholders to be presented at the meeting, other than those set forth in this Proxy Statement. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

How to Attend the Annual Meeting

        The meeting will be held on May 19, 2010 at JPMorgan Conference Centers at 383 Madison Avenue, Second Floor Auditorium, New York, New York, which is located between 46th Street and 47th Street on Madison Avenue.

        OUR 2009 ANNUAL REPORT ON FORM 10-K TO THE SEC, WITHOUT EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: JONES APPAREL GROUP, INC., 1411 BROADWAY, NEW YORK, NEW YORK 10018; ATTN: JOHN T. McCLAIN.

        In addition to soliciting proxies by mail, we may make requests for proxies by telephone, electronic communication or messenger or by personal solicitation by our officers, directors, or employees, or by any one or more of these means. We will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of our shares. We will pay all expenses in connection with such solicitations.

By Order of the Board of Directors Wesley R. Card Chief Executive Officer

Dated: April __, 2010

PRELIMINARY PROXY - SUBJECT TO COMPLETION

ANNEX A

JONES APPAREL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS
AS ADOPTED BY THE BOARD OF DIRECTORS

(as amended on February 10, 2009)

The Board of Directors of Jones Apparel Group, Inc., in accordance with the rules of the New York Stock Exchange concerning "director independence," shall consider any Director on the Board satisfying the following standards to be "independent."

1.	No Material Relationship with the Company. The Board has affirmatively determined that the Director does not have any material relationship with the Company (as defined below), either directly or as a partner, substantial shareholder or officer of an organization that has a relationship with the Company. In making such determinations of independence, the Board will consider any relationship that is not prohibited by the categorical standards set forth in (2) to (7) below to be immaterial.

2.	Employment with the Company. The Director is not, and has not within the past three years been, an officer or employee of the Company, and no member of his or her Immediate Family (as defined below) is, or within the past three years has been, an executive officer of the Company and the Director does not have, and has not had within the past three years, a personal services contract with the Company, its chairman, chief executive officer or other executive officers of the Company.

3.	Direct Compensation from the Company of Less than $120,000. Neither the Director nor any of his or her Immediate Family has received more than $120,000 during any 12 month period within the past three years in direct compensation from the Company. In calculating compensation, the following will be excluded: (a) Director and committee fees and expenses and pension or other forms of deferred compensation for prior service to the Company (provided such deferred compensation is not contingent in any way on continued service); (b) compensation paid to a Director for former service as an interim Chairman or Chief Executive Officer of the Company and (c) compensation paid to an Immediate Family member for service as an employee (other than as an executive officer).

4.	No Material Business Dealings. The Director is not a current employee of, and no Immediate Family member of the Director is a current executive officer of, another company (including parent and subsidiary companies within such other company's consolidated group) that has made payments to or has received payments from the Company for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues (as reported for the most recently completed fiscal year of such other company).

5.	No Affiliation with the Company's Auditor. (A) The Director is not a current partner, and no Immediate Family member of the Director is a current partner, of a firm that is the Company's internal or external auditor; (B) the Director is not a current employee of such a firm; (C) the Director has no immediate family member who is a current employee of such a firm and who personally works on the Company's audit; and (D) neither the Director nor an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

6.	No Interlocking Directorates. The Director is not nor has the Director been employed, and no Immediate Family member of the Director is or has been employed, within the past three years as an executive officer of another company where either the Company's Chief Executive Officer, Chief Financial Officer or other executive officer at the same time serves or served on such other company's compensation committee.

7.	No Material Charitable Contributions. The Director has not been an executive officer of an entity to which the Company or any of its executive officers has made, within the past three years, charitable contributions in any one year exceeding the greater of (i) $1 million or (ii) 2% of the charitable entity's annual consolidated gross revenues.

For purposes of these standards:

1.	References to the "Company" include Jones Apparel Group, Inc. and its subsidiaries.
2.	The "Immediate Family" of an individual includes the individual's spouse, parents, children, siblings, mothers- and fathers-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who shares the individual's home (excluding unrelated domestic employees of the individual). The Board need not consider the otherwise-disqualifying activities of an individual who dies, becomes incapacitated or otherwise (including as a result of legal separation or divorce) ceases to be an Immediate Family member prior to the time of the Board's determination for the purposes of these Independence Standards.

** PRELIMINARY COPY **

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

JONES APPAREL GROUP, INC.

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

JONES APPAREL GROUP, INC.
Annual Meeting of Stockholders

May 19, 2010, 9:30 A.M.
JPMorgan Conference Centers
383 Madison Avenue
Second Floor Auditorium
New York, New York

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

70943

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED NOMINEES AND "FOR" ITEMS 2 AND 3.

Please mark your votes as indicated in this example ☒

1. Election of Directors

		FOR	AGAINST	ABSTAIN
1.1	Wesley R. Card	☐	☐	☐
1.2	Sidney Kimmel	☐	☐	☐
1.3	Matthew H. Kamens	☐	☐	☐
1.4	J. Robert Kerrey	☐	☐	☐
1.5	Ann N. Reese	☐	☐	☐
1.6	Gerald C. Crotty	☐	☐	☐
1.7	Lowell W. Robinson	☐	☐	☐
1.8	Donna F. Zarcone	☐	☐	☐
1.9	Robert L. Mettler	☐	☐	☐
1.10	Margaret H. Georgiadis	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of BDO Seidman, LLP as the independent registered public accountants of the corporation for 2010.	☐	☐	☐
3. An advisory resolution to ratify the compensation of the named executive officers	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

** PRELIMINARY COPY **

You can now access your Jones Apparel Group, Inc. account online.

Access your Jones Apparel Group, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Jones Apparel Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Admission Ticket

Annual Meeting
of
Jones Apparel Group, Inc. Stockholders

Wednesday, May 19, 2010
9:30 a.m.
JPMorgan Conference Centers
383 Madison Avenue
Second Floor Auditorium
New York, New York

AGENDA

- Election of ten nominees for Director
- Ratification of the selection of independent registered public accountants
- An advisory resolution to ratify the compensation of the named executive officers
- Report on the progress of the corporation
- Informal discussion among stockholders in attendance

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2009 Annual Report to Stockholders are available at: **www.jonesapparel.com**

▼ FOLD AND DETACH HERE ▼

JONES APPAREL GROUP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 19, 2010 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" all listed nominees for director and Items 2 and 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

70943

** PRELIMINARY COPY **

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22517-P93956 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

JONES APPAREL GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals:

Vote on Directors

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Wesley R. Card	☐	☐	☐
1b. Sidney Kimmel	☐	☐	☐
1c. Matthew H. Kamens	☐	☐	☐
1d. J. Robert Kerrey	☐	☐	☐
1e. Ann N. Reese	☐	☐	☐
1f. Gerald C. Crotty	☐	☐	☐
1g. Lowell W. Robinson	☐	☐	☐
1h. Donna F. Zarcone	☐	☐	☐
1i. Robert L. Mettler	☐	☐	☐
1j. Margaret H. Georgiadis	☐	☐	☐
2. Ratification of BDO Seidman, LLP as the independent registered public accountants of the corporation for 2010.	☐	☐	☐
3. An advisory resolution to ratify the compensation of the named executive officers.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

** PRELIMINARY COPY **

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M22518-P93956

JONES APPAREL GROUP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 19, 2010 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" all listed nominees for director and Items 2 and 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)